STOCK AND ASSET PURCHASE AGREEMENT


                   Dated as of January 15, 1999

                           By and Among

                   PICCADILLY CAFETERIAS, INC.,

                   PICCADILLY RESTAURANTS, INC.

                                and

                   COBB INVESTMENT COMPANY, INC.

                STOCK AND ASSET PURCHASE AGREEMENT

     STOCK AND ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of January 15, 1999, by and among Piccadilly Cafeterias, Inc., a Louisiana corporation ("Piccadilly"), Piccadilly Restaurants, Inc., a Louisiana corporation, ("Restaurants" and together with Piccadilly, the "Sellers"), and Cobb Investment Company, Inc., a Delaware corporation (the "Buyer").

                       W I T N E S S E T H:

     WHEREAS, Sellers own certain assets principally used in the operation of seven Ralph & Kacoo's seafood restaurants (the "Business"); and

     WHEREAS, Piccadilly owns 98 shares of common stock, no par value per share, of Cajun Bayou Distributors and Management, Inc., a Louisiana corporation ("Bayou"), which constitutes all of the issued and outstanding capital stock of Bayou (the "Shares"), and Bayou owns certain intellectual property, inventory, franchisor rights and a warehouse and distribution facility used exclusively in the operation of the Business; and

     WHEREAS, Sellers desire to sell the assets used exclusively in the operation of the Business, including the Shares, other than certain specified assets, and to transfer certain specified obligations and liabilities of Sellers incurred in connection with the ownership and operation of the Business; and

     WHEREAS, Buyer desires to acquire such assets and the Shares and is willing to assume such specified obligations and liabilities on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                      SECTION 1.  DEFINITIONS

     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, each of the following terms shall have the meanings set forth below:

     An "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, has the right to control (in fact or by agreement), is controlled by, or is under common control with, such Person.

     "Benefit Arrangement" shall mean any employment, severance or similar contract, or any other contract, plan, policy or arrangement providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, and post-employment and retirement benefits, other than Employee Plans.

     "Business Financial Statements" shall mean the unaudited balance sheets as of June 30, 1998, and the related unaudited statements of earnings of the Business, as of and for the years ended June 30, 1996, 1997 and 1998, and the unaudited balance sheet as of September 30, 1998 and the related unaudited statement of earnings of the Business for the three months ended September 30, 1998, which are attached hereto as Exhibit A.

     The "Business Latest Balance Sheet" means the balance sheet of Business as of September 30, 1998 that is included among the Business Financial Statements.

     The "Closing" means the closing of the Stock and Asset Sale.

     The "Closing Date" means the date upon which the Closing occurs.

     The "Closing Date Working Capital" means the Working Capital of the Business as of the Closing Date.

     The "Closing Date Working Capital Statement" has the meaning specified in Section 2.9.

     The "Closing Payment" means the payment made by Buyer to Sellers at Closing consisting of a cash payment in the amount of $21,076,613 plus or minus the amount by which the Estimated Working Capital exceeds or is less than the Working Capital of the Business reflected on the Business Latest Balance Sheet.

     The "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreement" means that certain Confidentiality Agreement dated October 14, 1998, and as amended on December 2, 1998, by and between Buyer and Southcoast Capital L.L.C., as financial advisor to, and on behalf of, Piccadilly.

     "Current Assets" means any and all assets of the Business that are categorized as such on the Business Latest Balance Sheet or the Closing Date Working Capital Statement, as the case may be, including, but not limited to, accounts receivable, inventory and prepaid expenses.

     "Current Liabilities" means any liabilities of the Business listed on the Business Latest Balance Sheet or the Closing Date Working Capital Statement, as the case may be, other than Intercompany Indebtedness (which will be eliminated at Closing in accordance with Section 2.7 hereof).

     "Descriptive Memorandum" means the Confidential Descriptive Memorandum of the Business dated September 1998.

     "Effective Time" means 12:00 midnight on the Closing Date.

     "Employee Plan" means (a) a plan or arrangement as defined in Section 3(3) of ERISA that (i) is maintained, administered or contributed to by Bayou, Sellers or any ERISA Affiliate or (ii) covers any employee or former employee of Bayou, Sellers or any ERISA Affiliate, and (b) a plan or arrangement as defined in Section 3(37) and Section 4001(a)(3) of ERISA that covers, or covered at any time during the five year period prior to the Closing Date, any employee or former employee of Bayou, Sellers or any ERISA Affiliate.

     "Environmental Claim" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or written communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials from (i) any assets, properties or businesses of the Business; (ii) adjoining properties or businesses onto properties of the Business or (iii) onto any facilities which received Hazardous Materials generated by the Business.

     "Environmental Laws" mean the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") 42 USC 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 USC 6901, et seq., as amended; the Clean Air Act ("CAA"), 42 USC 7401, et seq., as amended; the Clean Water Act ("CWA") 33 USC 1251, et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 20 USC 655, et seq., as amended; and any other federal, state, local or municipal laws, statutes, regulations, rules, or ordinances imposing liability or establishing standards of conduct for the protection of the environment, human health and safety.

     "Environmental Liabilities" mean any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any governmental authority or any third party which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases from or onto (i) any property owned or leased by Bayou or Sellers and used in the Business or (ii) any facility which received Hazardous Materials generated by Bayou or Sellers and used in the Business.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any Person within the "controlled group" of corporations with respect to Bayou or Sellers, as defined in Section 414(b) of the Code and the regulations promulgated thereunder, and all trades or businesses that are under "common control" with respect to Bayou or Sellers, as defined in Section 414(c) of the Code and the regulations promulgated thereunder.

     "Estimated Working Capital" means the estimate of the Working Capital of the Business that is set forth in the Estimated Working Capital Statement, it being understood that the Estimated Working Capital will be stated as of the last day of the calendar month immediately preceding the Closing Date (or, if the Closing is held before the tenth day of a month, as of the last day of the second preceding month), adjusted for any subsequent extraordinary items.

     "Estimated Working Capital Statement" means the statement prepared by Sellers and delivered to Buyer pursuant to and in accordance with Section
2.8 and 2.10 hereof.

     "Final Adjustment" means the adjustment provided for in Section 2.9 hereof.

     "GAAP" means generally accepted accounting principles, consistently applied.

     "Hazardous Materials" means (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, excluding lead-based paint but including regulated asbestos-containing materials and manufactured products containing Hazardous Materials.

     "Indebtedness" means all obligations of the Business (whether for principal, interest, premium, fees or otherwise) for or arising under (i) all indebtedness for borrowed money (including all notes payable and all obligations evidenced by bonds, debentures, notes or other similar instruments but excluding Intercompany Indebtedness), (ii) unpaid reimbursement obligations arising in connection with guaranties, or (iii) any lease obligation that would be required to be capitalized in accordance with GAAP.

     "Intercompany Indebtedness" means (i) the entire net Indebtedness owed or owing as of the Closing Date by Bayou to Piccadilly or any subsidiary of Piccadilly, (ii) any tax liability of Bayou that is required to be paid by Piccadilly pursuant to Section 9.6, or (iii) any other liability, obligation or commitment of Bayou to Piccadilly or any subsidiary of Piccadilly as of the Closing Date.

     "Knowledge of Sellers" means actual knowledge of the chief executive officer or chief financial officer of Piccadilly.

     A "Lien" means, with respect to the Shares or any asset of the Business, any title defect, lien, mortgage, easement, pledge, charge, transfer restriction, right of first refusal, preemptive right, option, claim, security interest, right of others or other encumbrance of any nature whatsoever, other than restrictions imposed by federal or state securities laws.

     A "Material Adverse Effect" means a material adverse effect on the results of operation or financial condition of the Business, or any material limitation on the ability of the Sellers to consummate the Stock and Asset Sale.

     "Permits" shall have the meaning specified in Section 4.15.

     A "Permitted Lien" means (i) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property that in the aggregate do not materially detract from the value or interfere with the use of such real property or materially impair the marketability thereof, (ii) Liens for current taxes or assessments on property that are accrued but not yet payable, and (iii) mechanic's, materialman's and other liens for goods and services incorporated into or provided with respect to the property encumbered thereby arising by operation of law in the ordinary course of business, provided that the obligations secured by such Liens (A) are not more than 30 days past due, (B) are fully reflected in the Business Latest Balance Sheet or the Closing Date Working Capital Statement and (C) do not materially interfere with the use or enjoyment of any of the Business' properties or assets and do not materially impair the marketability thereof.

     "Person" means any natural person, corporation, partnership, limited liability company, trust and any other entity or organization of any kind, including governmental or political subdivisions or agencies or instrumentalities thereof.

     "Purchase Price" means the Closing Payment plus or minus any amount paid by Buyer to Sellers, or Sellers to Buyer, pursuant to Section 2.9, together with the assumption by the Buyer of the Assumed Liabilities and Buyer's allocated portion of the Shared Liabilities.

     "Release" means any spill, leak, emission, discharge, pump, empty, injection, escape, leaching, migration, dumping or disposal of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

     "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment, (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform post-remedial operation and maintenance activities, or (iv) any other actions authorized by 42 U.S.C. <section>9601.

     "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing.

     "Sellers' Group" means, individually and collectively, Piccadilly, Bayou, Restaurants or any other Person as to which Bayou is liable for Taxes incurred by such Person either as a transferee, pursuant to U.S. Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, state, local or foreign law or regulation or otherwise.

     The "Stock and Asset Sale" means the sale of the Shares by Piccadilly and the sale of assets of the Business by Sellers to the Buyer in accordance with this Agreement.

     "Taxes" means all federal, state, local, foreign or other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, property, withholding or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing.

     "Transition Services Agreement" means the agreement between Buyer and Piccadilly that is required to be delivered at Closing pursuant to Section 7.1(d) hereof.

     "Working Capital" means the amount, if any, by which the Business' Current Assets exceed its Current Liabilities.

        SECTION 2.  PURCHASE AND SALE; CONDITION OF ASSETS

     2.1 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions hereof, at the Closing Piccadilly will sell to Buyer, and Buyer will purchase from Piccadilly, the Shares, free and clear of all Liens.

     2.2 ASSETS CONVEYED. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Sellers shall convey, sell, transfer and deliver to Buyer and Buyer shall purchase, acquire and accept from Sellers, all right, title and interest of Sellers in and to all assets, properties and rights of Sellers of every kind, nature and description, corporeal or incorporeal, tangible or intangible, wherever located, used by Sellers exclusively in connection with the operation of the Business (collectively, the "Acquired Assets"), but excluding those assets, properties and rights specified in Section 2.3. The Acquired Assets include, but are not limited to:

            (a) The immovable property of the Business that is listed and described on Schedule 4.6(a)(i) together with all buildings, structures and improvements located thereon and fixtures attached thereto and all rights, ways, privileges and servitudes attendant thereto (the "Immovable Property");

            (b) All rights and interests of the Sellers under the real property leases listed and described on Schedule 4.6(a)(iii) (the "Real Property Leases");

            (c) All machinery, equipment, furniture, supplies, tools, vehicles, spare parts and other movable assets of the Business, including, without limitation, those assets listed and described on Schedule 4.6(a)(ii) (collectively, the "Equipment");

            (d)    All  inventory   of  the  Business,  including,  without
limitation, foodstuffs, staples and utensils;

            (e) All claims and rights of the Sellers under all agreements, contracts, leases (other than Real Property Leases), evidences of indebtedness, purchase and sale orders and other executory contracts and commitments of Sellers to the extent they relate exclusively to the Business, including without limitation those listed on Schedule 4.7 (the "Contracts");

            (f) All claims and rights of the Sellers under all licenses, permits, consents, use agreements, approvals, authorizations and certificates of any regulatory, administrative or other governmental agency or body to the extent they relate exclusively to the Business, in each case to the extent transferable by Sellers, including without limitation those listed on Schedule 4.15 (the "Licenses and Permits");

            (g) All rights and interests of Sellers arising under any claim or potential claim against any person, whether arising under contract rights, subrogation rights or at law or equity, including, without limitation, all claims against suppliers, customers and insurance underwriters and brokers, in each case only to the extent they arise out of or relate exclusively to the Business and based on facts or circumstances occurring after the Closing Date;

            (h)    All accounts receivable of the Business;

            (i) Originals or duplicate copies, to the extent in existence, of all property tax records and supporting schedules, drawings, plans, blueprints, files, papers and all other records, including those maintained on magnetic tape or microfiche format, other than employee personnel records, relating exclusively to the Acquired Assets or the past or present operations of the Business, it being understood by Buyer that it may not be possible to segregate certain records from Piccadilly's records but that copies of information set forth in such records as it relates exclusively to the Acquired Assets or the Business shall be provided to the Buyer;

            (j) Except as otherwise set forth in Section 2.3 and to the extent transferrable by Sellers, all personal computer hardware units and personal computer software computer programs that have been developed by third parties and are used exclusively in the Business, including, without limitation, those listed on Schedule 4.6(a)(ii);

            (k) All of Sellers' or Bayou's intellectual property relating exclusively to the Business or the Acquired Assets, including, without limitation, recipes, trade secrets, trademarks and trade names, trademark and trade name registrations, service marks and service mark registrations, copyrights, copyright registrations, the applications therefor and all rights of Sellers or Bayou as licensee under licenses, to the extent transferable, relating to such intellectual property, together with all of the goodwill appurtenant thereto, including without limitation the intellectual property listed on Schedule 4.8;

            (l) All catalogues, brochures, sales literature, promotional material and other sales material of the Business (the "Promotional Materials"); and

            (m) All of Sellers' or Bayou's franchisee rights, franchisor rights and purchased goodwill relating exclusively to the Business.

     2.3    EXCLUDED ASSETS.   Notwithstanding  the  provisions  of Section
2.2 hereof, the Acquired Assets do not include the following (the "Excluded Assets"):

            (a)    Cash;

            (b) All of Sellers' right, title and interest to properties and assets other than the properties and assets conveyed pursuant to
Section 2.2;

            (c) All claims or rights of Sellers, if any, against third parties based on facts or circumstances occurring prior to the Closing Date other than the accounts receivable of the Business transferred pursuant to
Section 2.2(h);

            (d) All insurance policies of Sellers and rights thereunder, including rights to any cancellation value on the Closing Date;

            (e) Rights of the Sellers to the refund of any federal or state income tax, ad valorem real estate or property tax, and any other similar tax that was paid prior to the Closing Date, subject to Section 2.6(c), and the benefit, if any, of net operating loss carry-forwards or carry-backs of the Sellers;

            (f) All assets related to any pension, profit sharing, stock bonus, stock option, thrift or other retirement plan, medical, hospitalization, dental, life, disability, vacation or other insurance or benefit plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, bonus, benefit or other incentive plan, severance plan or other similar plan relating to the Sellers or their employees;

            (g) All marks or other intellectual property of the Sellers other than those marks described on Schedule 4.8 but including, without limitation, any and all trademarks or service marks, trade names, slogans or other like property relating to or including the names "Piccadilly Cafeterias," "Piccadilly Restaurants," "Piccadilly," "Morrison Restaurants," "Morrison" and all derivations, variations and abbreviations thereof; and

            (h)    Any other assets that are identified on Schedule 2.3(h).

     2.4 ASSUMPTION OF SPECIFIED LIABILITIES. Except as otherwise provided in this Agreement, subject to and in accordance with the terms and provisions of this Agreement, at the Closing Buyer will assume only the following liabilities (collectively, the "Assumed Liabilities"):

            (a) All payment and performance obligations of the Business arising after the Closing Date under the Contracts, the Real Property Leases, and the Licenses and Permits;

            (b) All liabilities of the Business reflected on the Closing Date Working Capital Statement;

            (c)    The  monetary liability  for   any  accrued  and  unused
vacation benefits of employees employed by Sellers or Bayou in the Business on the Closing Date;

            (d) All liabilities and obligations of the Business for any federal, state, parish or local taxes that are incurred by the Business after the Closing Date (including but not limited to sales and gross receipts, income, ad valorem, franchise, use, excise, employment and payroll taxes);

            (e) All liabilities and obligations of the Business that arise out of, result from or relate to personal injury or property damage arising out of or related to an act, omission or occurrence after the Closing Date;

            (f) All liabilities and obligations of the Business that arise out of, result from, or relate to, any violation of any applicable law, statute, ordinance, regulation or other governmental requirement after the Closing Date, to the extent that such liabilities or obligations are attributable to actions taken or events occurring after the Closing Date; and

            (g) All other indebtedness, liabilities or obligations of the Business to the extent they arise out of or are related to an event, omission, act or occurrence that occurs after the Closing Date.

     2.5 EXCLUDED LIABILITIES. Except as set forth in Section 2.6, Buyer shall not assume and shall not be responsible for any liabilities, obligations or commitments of Sellers other than the Assumed Liabilities (the "Excluded Liabilities").

     2.6    SHARED LIABILITIES.   The following liabilities and obligations
relating to the Business and the Acquired Assets (the "Shared Liabilities") shall be shared between Buyer and Sellers as follows:

            (a) With respect to utility charges that relate to billing periods beginning before the Closing Date and ending after the Closing Date, the responsibility for payment shall be prorated between the parties on the basis of measured utility usage before and after the Effective Time (if meter or other measured service readings are made at or near such time) or otherwise on the basis of the proportional number of calendar days in the relevant billing period before and after the Closing Date, respectively;

            (b) With respect to rentals payable on the Real Property Leases and Contracts that relate to lease or contract periods beginning before and ending after the Closing Date, the responsibility for payment will be allocated between the parties on the basis of the proportional number of calendar days in the relevant lease period before and after the Closing Date, respectively; and

            (c) With respect to ad valorem property, real estate and similar taxes for the applicable tax year, the responsibility for payment will be allocated between the parties on the basis of the proportional number of calendar days in the relevant tax year before and after the Closing Date, respectively.

     Except as provided below, if either party pays all or any portion of the Shared Liabilities for which the other party is entirely or partially responsible hereunder, then the responsible party will promptly (but in no event later than 30 days after demand by the paying party) reimburse the paying party for that payment, provided that any demand for reimbursement shall be accompanied by appropriate evidence of payment thereof.

     2.7 INTERCOMPANY INDEBTEDNESS. At the Closing, Piccadilly will make a capital contribution to Bayou in an amount equal to the Intercompany Indebtedness at the time of the contribution thereby eliminating the Intercompany Indebtedness.

     2.8 CONSIDERATION. Upon the terms and subject to the conditions contained in this Agreement, in consideration of and payment for the Acquired Assets and the Shares, at the Closing Buyer shall (a) assume the Assumed Liabilities and Buyer's portion of the Shared Liabilities, and (b) pay to Sellers the amount of the Closing Payment (such payment to be made in the manner specified in Section 3.2 hereof). To facilitate the calculation of the Closing Payment, Sellers shall deliver to Buyer not less than three days in advance of the Closing Date the Estimated Working Capital Statement, which statement shall reflect the Estimated Working Capital.

     2.9   FINAL ADJUSTMENT

            (a) As soon as practicable, but in no event later than 60 days following the Closing Date, Sellers shall determine the Business' Closing Date Working Capital and Buyer shall afford Sellers, or its representatives reasonable access to the books, records and personnel of the Business for the purpose of making such determination. Within such 60-day period Sellers shall deliver to Buyer a written statement (the "Closing Date Working Capital Statement") setting forth its determination of the Closing Date Working Capital. If Buyer objects to the Closing Date Working Capital Statement, such objection shall be made in writing and delivered to Sellers within 15 days following Buyer's receipt of the Closing Date Working Capital Statement, failing which such statement shall be deemed to have been accepted by Buyer. Any objections that are not resolved between Sellers and Buyer within 15 days following Sellers' receipt of Buyer's statement of objections shall be submitted to binding arbitration to be conducted by a representative of Ernst & Young LLP, which shall represent Sellers, a representative of Wilson, Price, Barranco, Blankenship & Billingsley, P.C., which shall represent Buyer, and another nationally recognized accounting firm mutually acceptable to Buyer and Sellers and selected within 30 days of the date of the submission of the statement of objections. The fees of each accounting firm representative shall be paid by the party that it represents, and responsibility for payment of the fees of the third accounting firm shall be divided equally between Buyer and Sellers. Such arbitrating body shall make its determination (which determination shall be made by majority vote) within 90 days of the date the objections are first submitted for arbitration, and such determination shall be final, non-appealable and binding upon the parties.

            (b) If the Closing Date Working Capital determined pursuant to Section 2.9(a) exceeds the Estimated Working Capital, then Buyer shall, within five business days of the earlier of the date that Buyer accepts the Closing Date Working Capital Statement or any disputes with respect to the Closing Date Working Capital Statement have otherwise been resolved (the "Acceptance Date"), pay Sellers in cash the amount of such excess. If the Closing Date Working Capital determined pursuant to Section 2.9(a) is less than the Estimated Working Capital, Sellers shall, within five business days of the Acceptance Date, pay Buyer in cash the amount of such deficiency. Interest shall accrue and be due with respect to any payments due by one party to the other hereunder at the rate of 7% per annum beginning on the 91st day following the Closing Date, and any such payments (including any interest accrued thereon) shall be made by bank wire transfer of immediately available funds to an account specified in writing by payee to payor.

     2.10 BASIS OF PREPARATION OF WORKING CAPITAL STATEMENTS. Sellers agree that in preparing the Estimated Working Capital Statement and Closing Date Working Capital Statement, they shall determine the Current Assets and Current Liabilities of the Business as of the applicable date applying the same accounting policies and principles as were used in preparing the Business Latest Balance Sheet and shall accrue expenses through the date that Working Capital is calculated in such statements as if such date were at the end of an accounting period, except that the Closing Date Working Capital Statement shall rely on a physical inventory made by representatives of Buyer and Sellers and a valuation thereof consistent with the representations made in Section 4.19 hereof. Such statements shall be accompanied by a certificate of the Chief Financial Officer of Piccadilly to the foregoing effect.

     2.11 PURCHASE PRICE ALLOCATION. Buyer and Seller agree that the allocation of the Purchase Price among each of the Acquired Assets transferred hereunder will be as determined by mutual agreement of the parties; provided, however, that the amount of the Purchase Price to be allocated to the Shares shall be no less than $3.5 million , all as to be set forth on an allocation statement to be executed by Buyer and Sellers. Buyer and Sellers will each file or cause to be filed all federal, state and local tax returns in accordance with such allocation.

     2.12 TRANSFER OF TITLE. Title and risk of loss with respect to the Acquired Assets and the Shares and Buyer's right to operate and control the Acquired Assets and the Business will pass from Seller to Buyer at the Effective Time.

     2.13 CONDITION OF ASSETS: INTENDED USE. (a) Prior to the Closing, Buyer will have carefully inspected the Acquired Assets and will knowingly and voluntarily accept such Acquired Assets "as is" and "where is." Except for the representations and warranties given in Section 4 hereof, no representation or warranty, express or implied, has been made by or on behalf of Sellers with respect to the present condition of the Acquired Assets or the present or future suitability thereof for any intended use by Buyer. Sellers do not warrant that the Acquired Assets are free from redhibitory latent defects or vices. Buyer hereby (i) expressly waives all rights in redhibition and reduction of purchase price pursuant to Louisiana Civil Code Articles 2520 et seq. and the warranty imposed by Louisiana Civil Code Article 2476 and (ii) releases Sellers from any liability for redhibitory or latent defects or vices under Louisiana Civil Code Articles 2520 (1870) through 2548 (1870); provided, however, that the foregoing shall not be deemed to be a waiver of any claim for a breach of a representation, warranty or covenant contained in this Agreement, or for willful concealment or fraud.

            (b) Sellers make no warranty, express or implied, regarding the commercial suitability of the Acquired Assets for Buyer's intended use. Buyer acknowledges that Buyer's knowledge of its intended commercial activity is superior to that of Sellers and consequently Sellers cannot offer, and have not offered, any warranty, express or implied, with regard to Buyer's intended commercial use of the Acquired Assets.

                      SECTION 3.  THE CLOSING

     3.1 CLOSING. The closing of the transactions contemplated hereby shall take place at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. in New Orleans, Louisiana commencing at 10:00 a.m. local time on any date specified by one party to the other upon five days' notice following satisfaction of the latest to occur of the conditions set forth in Section 7.1; provided that the other conditions set forth in Section 7 shall have been satisfied or waived by the party entitled to grant such waiver.

     3.2 DELIVERIES AT CLOSING. If all conditions set forth in Section 7 are satisfied or waived by each party entitled to grant such waiver, at the Closing: (a) Sellers shall deliver, or cause to be delivered to Buyer the following:

                   (i) Such deeds, bills of sale, assignments, releases, consents to assignments and other instruments of sale, conveyance, assignment, assumption and transfer satisfactory in form and substance to Buyer and Sellers as may reasonably be required in order to convey to Buyer all of Sellers' right, title and interest in and to the Acquired Assets;

                   (ii) certificates evidencing the Shares, which shall be properly endorsed for transfer or accompanied by duly executed stock powers, in either case executed in blank or in favor of Buyer or its nominee as the Buyer may have directed prior to the Closing Date;

                   (iii) to the extent transferrable, originals of all permits, licenses and governmental, administrative and regulatory approvals and authorizations that are in Seller's possession and that are necessary to own and operate the Acquired Assets;

                   (iv) such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

            (b) Buyer shall deliver, or cause to be delivered to Sellers the following:

                   (i) the Cash Payment, in cash by wire transfer to an account or accounts specified by Sellers prior to the Closing;

                   (ii) an assumption agreement pursuant to which Buyer shall assume the Assumed Liabilities and its allocated portion of the Shared Liabilities; and

                   (iii) such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

            (c) Buyer and Sellers shall each provide to the other such proof of satisfaction of the conditions set forth in Section 7 as the parties whose obligations are conditioned upon such satisfaction may reasonably request.

            (d) Buyer and Sellers shall each provide to the other the certificates and other agreements and documents required by Section 7 and take such other action as is required to consummate the transactions contemplated hereby.

            SECTION 4.  REPRESENTATIONS OF THE SELLERS

     The Sellers represent and warrant to the Buyer as follows:

     4.1 CORPORATE ORGANIZATION. (a) Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

            (b) Bayou is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. Bayou has full corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Bayou is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification, except those jurisdictions, if any, in which the failure to be so qualified would not have a Material Adverse Effect.

     4.2 CAPITAL STOCK. Bayou has an authorized capitalization consisting of 10,000 shares without par value of Common Stock, of which the Shares are the only issued and outstanding shares of Common Stock. All such outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. No shares of Common Stock are held in Bayou's treasury. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or agreements of any character, whether absolute or contingent, providing for the purchase, issuance or sale of any shares of the capital stock of Bayou other than as contemplated by this Agreement.

     4.3 OWNERSHIP OF SHARES. (a) Piccadilly is the lawful, beneficial and record owner of the Shares, all of which are owned by Piccadilly free and clear of any Liens, and upon Closing Buyer will acquire good and valid title to the Shares free and clear of Liens.

            (b) Bayou has no subsidiaries and does not own or have the right or obligation to acquire, directly or indirectly, any capital stock or other equity or proprietary interest in any Person.

     4.4 AUTHORIZATION; ENFORCEABILITY. The Board of Directors of each of the Sellers has duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings on the part of the Sellers are necessary to approve and authorize the execution and delivery of this
Agreement by the Sellers and the consummation by the Sellers of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of each of the Sellers, enforceable against each in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     4.5 NO APPROVALS OR CONFLICTS. Neither the execution, delivery or performance by the Sellers of this Agreement nor the consummation by them of the transactions contemplated by this Agreement will (a) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws of either of the Sellers or Bayou, (b) violate, conflict with or result in a breach of any provision of, or constitute a default under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon the Acquired Assets, or upon any of the properties of Bayou or upon Piccadilly's interest in the Shares under, any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or commitment or obligation to which either of the Sellers, Bayou or any of their properties may be bound or affected, (c) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, domestic or foreign, applicable to either of the Sellers or Bayou or any of their respective properties, or (d) except for any required filings under the HSR Act (as provided in Section 6.1(b)) or those that have already been obtained, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority in connection with the execution, delivery and performance of this Agreement by the Sellers.

     4.6    PROPERTIES.

            (a)    The   following  Schedules  set  forth  the  information
indicated as of the dates noted on such Schedules:

                   (i) Schedule 4.6(a)(i) is a description of the Immovable Property;

                   (ii) Schedule 4.6(a)(ii) is a list of the Equipment;

                   (iii) Schedule 4.6(a)(iii) is a list of the Acquired Assets that are not owned by Seller, but are leased to Seller, such that the interest therein to be conveyed to Purchaser is that of a leasehold interest, together with an identification of each such lease;

                   (iv) Schedule 4.6(a)(iv) is a list of all leases to which any of the Acquired Assets owned by Seller are subject;

            (b)    With respect to the Immovable Property:

                   (i) Except as set forth on Schedule 4.6(b) hereof, a Seller or Bayou has insurable title to the Immovable Property free and clear of any Liens other than Permitted Liens.

                    (ii) There are no commitments made by Sellers or Bayou to any governmental or quasi-governmental authority having jurisdiction, or to any third party, to dedicate or grant any portion of the Immovable Property for easements, rights-of-ways, or other public purposes, or to subject the Immovable Property to any restrictions, or to incur any other expense or obligation relating to the Immovable Property.

            (c) A Seller or Bayou has good title to all of the Acquired Assets (other than the Immovable Property, as to which the title warranty is limited to that set forth in Section 4.6(b)(i) hereof) except for (i) any Acquired Assets subject to a leasehold interest, as identified on
Schedule 4.6(a)(iv), and (ii) such inventory as has been disposed of in the ordinary course of business.

            (d)    With  respect  to  the   Real  Property  Leases,  Seller
represents as follows:

                   (i) Sellers have provided Buyer with complete and correct copies of the Real Property Leases;

                   (ii) None of the Real Property Leases have been modified, amended or assigned by Sellers, and each of them is legally valid, binding and enforceable against Sellers and, to the actual knowledge of Sellers, against each other Person that is a party thereto, in accordance with its respective terms and is, to the knowledge of Sellers, in full force and effect;

                   (iii) There are no monetary defaults by Sellers and no material nonmonetary defaults by Sellers, or, to the actual knowledge of Sellers, any other party to the Real Property leases;

                   (iv) Sellers have not received notice of any default, offset, counterclaim or defense under any of the Real Property Leases;

                   (v) No condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by either of Sellers of the terms of any of the Real Property Leases. All of the rent, security deposits, reserve funds, and other sums and charges due and payable under the Real Property Leases have been paid in full through the date hereof; and

                   (vi) To the actual knowledge of Sellers there are no purchase contracts, options or other agreements of any kind whereby any Person as of the date hereof, has acquired or will have any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any part or all of the interests in the Immovable Property subject to the Real Property Leases.

     4.7 CONTRACTS. Set forth on Schedule 4.7 is a list of all contracts and commitments of either of the Sellers or Bayou relating to the operation of the Business or the Acquired Assets (including without limitation, mortgages, indentures, loan agreements, long-term supply contracts and open contracts), except (1) the leases listed in Schedules 4.6(a)(iii) and (iv), (2) any contracts entered into in the ordinary course of business that involve an aggregate expenditure in any year of less than $10,000, provided that all of such undisclosed contracts do not involve expenditures in excess of $100,000 in the aggregate, (3) any purchase orders or commitments entered into in the ordinary course of business, and
(4) any contracts relating to Excluded  Assets.   Except  as  set  forth on
Schedule 4.7, all such contracts or agreements are valid and in full force and effect and, to the Knowledge of Sellers, no party thereto is in default in any material respect under the terms thereof.

     4.8 INTELLECTUAL PROPERTY. Schedule 4.8 identifies currently registered trademarks, trade names, copyrights, and service marks used now or within the last five years by Sellers or Bayou in the operation of the Business. Except as set forth on Schedule 4.8, (a) neither of the Sellers nor Bayou is bound by or a party to any options, licenses or agreements of any kind with respect to trademarks, trade names, service marks, copyrights and pending applications therefor relating to the Business and (b) neither of the Sellers nor Bayou has been informed of any claims or suits pending or threatened against it claiming an infringement by it of any recipes, copyrights, licenses, trademarks, service marks or trade names of others in connection with the Business.

     4.9 LITIGATION AND CLAIMS. Except as set forth in Schedule 4.9, there is no action, suit, investigation or proceeding at law or in equity, any arbitration or any administrative or other proceeding relating to the Business or the Acquired Assets or to Sellers' ability or right to sell the Acquired Assets, by or before any court, governmental instrumentality or agency, pending or, to the Knowledge of Sellers, threatened or contemplated in writing against or affecting Bayou or Sellers, or any of its properties or rights, that is likely to have a Material Adverse Effect. Neither of the Sellers nor Bayou is currently subject to any judgment, order or decree entered in any lawsuit or proceeding.

     4.10 EMPLOYMENT RELATIONS. There (a) is no unfair labor practice complaint against Bayou or Sellers relating to the Business or the Acquired Assets pending before the National Labor Relations Board, (b) is no labor strike, slowdown or stoppage pending or, to the Knowledge of Sellers, threatened against or involving the employees of the Business, (c) is no labor union that claims to represent the employees of the Business, (d) is no collective bargaining agreement currently being negotiated by Bayou or Sellers with respect to the employees of the Business, (e) is pending no labor or labor related grievance related to the Business that is likely to be material and no arbitration proceeding arising out of or under any collective bargaining agreement of Bayou or Sellers and no claim therefor has been asserted, and (f) has not been any material labor difficulty experienced by Bayou or Sellers relating to the Business or the Acquired Assets during the past three years. There are no employment contracts or agreements with any employees of the Business, except for those agreements listed on Schedule 10.5(d).

     4.11 EMPLOYEE BENEFIT PLANS. (a) Bayou has no Employee Plans or Benefit Arrangements other than through its participation, and the participation of its employees, in the Employee Plans and Benefit Arrangements of Piccadilly described in Section 10.5. Buyer will not incur any liability, or other obligation to, or with respect to, such Benefit Arrangement or Employee Plan that covers or provides benefits to former or active employees of the Business or their beneficiaries, including any fine, tax or penalty imposed by any federal, state or local government or governmental agency or government-owned corporation, now or at any time in the future, except for any severance benefits payable to such employees in accordance with Section 10.5(d) and the provisions of Schedule 10.5(d) hereto. (b) None of the Acquired Assets is subject to any lien in favor of or asserted by the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the Department of Labor or any other governmental authority, agency, department or government-owned corporation. All group health plans of Piccadilly that are subject to Sections 601, et seq. of ERISA or analogous state law and that cover employees of the Business have at all times fully complied with the requirements of such statutes, including without limitation the notification and continuation of coverage of requirements thereof.

     4.12 INTERESTS IN SUPPLIERS AND COMPETITORS. None of Bayou or either of the Sellers, nor any officer or director (or, to the Knowledge of Sellers, any member of the immediate family of a director or officer) thereof, possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person that is a supplier, distributor, lessor, lessee or competitor of the Business. Ownership of less than 5% of any class of securities of a company that has registered at least one class of its securities under the Securities Exchange Act of 1934 shall not be deemed a financial interest for purposes of this section.

     4.13 ENVIRONMENTAL MATTERS. (a) One of the Sellers or Bayou possesses all necessary Permits and authorizations that are required under Environmental Laws to operate the Business and the Acquired Assets. Except as disclosed on Schedule 4.13 or in a Report referred to in Section 4.13(e), to the Knowledge of Sellers, the operations of the Business are in compliance in all material respects with all Environmental Laws, or such Permits or authorizations, including but not limited to all laws and regulations imposing record-keeping, maintenance, testing, storage, transportation, use, generation, collection, treatment, recovery, removal, discharge, disposal, inspection, registration, notification and reporting requirements with respect to Hazardous Materials.

            (b) None of Bayou nor either of the Sellers is subject to any third party claims, administrative or judicial proceedings, agreements or orders relating to the Business or the Acquired Assets pursuant to, nor has any of them received any written notice of any actual or alleged violations of, or responsibilities under, any Environmental Law.

            (c) Except as disclosed on Schedule 4.13 or in an Environmental Report referred to in Section 4.13(e), to the Knowledge of Sellers, there are no Hazardous Materials used, disposed of, discharged or stored by Bayou or Sellers in connection with the Business, and any Hazardous Materials disclosed on Schedule 4.13 as used, disposed of, discharged or stored are and have been so used, disposed of, discharged or stored in compliance with Environmental Laws. To the Knowledge of Sellers, there has been no Release at or from any of the Immovable Property violating Environmental Laws or requiring Remedial Action, or at any disposal, storage or treatment facility which received Hazardous Materials generated by the Business or the Acquired Assets which is reasonably likely to result in Environmental Liabilities.

            (d) There are no disposal sites for Hazardous Materials located on the Immovable Property.

            (e) There have been no environmental investigations, studies, audits, tests, reviews or other analyses (collectively, "Environmental Reports") conducted by, or which are in the possession or control of, Bayou, or the Sellers in relation to any Immovable Property, except for those Environmental Reports which have been made available to the Buyer prior to the date hereof, which Environmental Reports are listed on Schedule 4.13. Sellers shall have no liability under Section 8.1(a)(i) with respect to any matter fairly disclosed in an Environmental Report. Seller represents that it has provided Buyer with complete copies of any Environmental Reports referenced herein.

            (f)    There are no underground  storage tanks on the Immovable
Property.

     4.14 COMPLIANCE WITH LAWS. (a) Each of the Sellers and Bayou is in compliance in all material respects with, and is not in default or violation in any material respect under, and has not conducted its operations in violation in any material respect of, any law, rule, regulation, decree or order applicable to the Business or the Acquired Assets.

            (b) Except as provided in Schedule 4.14, at no time during the last five years has either of the Sellers or Bayou been notified in writing that it was the subject of any federal, state or local criminal investigation. Except as provided in Schedule 4.14, at no time in the last five years has either of the Sellers or Bayou been notified in writing by any federal, state or local governmental authority of any violation of any law, regulation, ordinance, rule or order (including those described in other subsections of this Section 4).

     4.15 LICENSES AND PERMITS. One of the Sellers or Bayou possesses such federal, state, and local licenses, permits and other authorizations necessary for the continued conduct of the Business in the ordinary course, consistent with past practices, without material interruption, (collectively "Permits"), and such Permits are in full force and effect and have been and are being fully complied with by it in all material respects. None of the governmental agencies or instrumentalities that have issued the Permits has notified Bayou or Sellers in writing of its intent to modify, revoke, terminate or fail to renew any such Permit, and, to the Knowledge of Sellers, no such action has been threatened. No Permit shall be modified, revoked or shall lapse as a result of the Stock and Asset Sale, except as provided for in Schedule 4.15.

     4.16 FINANCIAL STATEMENTS. The Business Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods and present fairly the financial condition and results of operations of the Business as of the respective dates hereof and for the periods referred to therein. The interim financial statements included within the Business Financial Statements reflect all adjustments which are necessary for a fair statement of the results for the interim periods presented therein. Except as disclosed in Schedule 4.16, the Business does not have, nor are any of its assets subject to, any liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute, accrued, contingent, known, unknown, matured or unmatured) ("Undisclosed Liabilities") except for Undisclosed Liabilities that (i) are disclosed or required to be disclosed or are expressly exempted from disclosure by another representation contained in this Section 4, (ii) are contained or disclosed in the Business Financial Statements, (iii) arise under the economic terms and general provisions of any contract or arrangement of Business or (iv) could not be reasonably expected to have a Material Adverse Effect.

     4.17   ABSENCE  OF  CERTAIN  CHANGES.  Except as set forth in Schedule
4.17 or as expressly provided for elsewhere herein, neither Bayou nor either of the Sellers has with respect to the Business or the Acquired Assets, since the date of the Business Latest Balance Sheet: (a) incurred any Indebtedness except Intercompany Indebtedness, (b) permitted any of the Acquired Assets to be subjected to any Lien, other than a Permitted Lien,
(c) sold, transferred or otherwise disposed of any assets that would constitute Acquired Assets, except for dispositions or consumptions of assets or inventory in the ordinary course of business, (d) made any material capital expenditure or commitment therefor except in the ordinary course of business, (e) made any loan to any Person other than intercompany loans that are included within Intercompany Indebtedness, (f) waived any rights or settled any claims, except for such waivers or settlements granted or entered into in the ordinary course of business, (g) granted any increase in the rate of wages, salaries or other compensation or benefits to any of its employees, other than increases or payments in the ordinary course of its business consistent with past practice, (h) adopted, or amended or modified in any respect, any Benefit Arrangement or Employee Plan, (i) made any change in any method of accounting practice, (j) suffered or incurred any damage, destruction, fire, explosion, accident, flood, or other casualty loss or act of God (whether or not covered by insurance) that has had a Material Adverse Effect, (k) amended or terminated, or suffered any amendment or termination of, any Permit, contract, lease, license, purchase order or similar commitment or right that is likely to have a Material Adverse Effect, (l) suffered any labor disputes or disturbances that is likely to have a Material Adverse Effect,
(m) otherwise failed to operate its business in the ordinary course consistent with past practices so as to preserve its business organization intact and to preserve the goodwill of its customers, suppliers, employees and others with whom it has business relations, or (n) agreed to do any of the foregoing.

     4.18 TAXES. All foreign, federal, state, parish and local Tax Returns required to be filed by or on behalf of members of the Sellers' Group have been filed within the time period and in the manner prescribed by law. Sellers have no reason to believe that any such Returns filed for the five preceding calendar years do not reflect accurately all liability for Taxes required to be paid in connection with the operations of the Business for the periods covered thereby. All Taxes owed in connection with the operations of the Business or the ownership, use or operation of the Acquired Assets have been paid in full or appropriate provision for payment has been made through the date hereof, including all estimated corporate income Tax payments due and payable through the date hereof. Sellers and Bayou currently have no outstanding Tax liability under the law of any jurisdiction that would subject Buyer or the Acquired Assets to the liability or withholding requirements of such jurisdiction's law. There is no pending examination or proceeding by any authority or agency with respect to the Sellers' Group relating to the assessment or collection of any Taxes.

     4.19 INVENTORY. All inventory of Sellers and Bayou related to the Business consist of items normally usable or saleable in the ordinary course of the Business. The values at which such inventories are reflected on the Business Latest Balance Sheet have been, and the value of all inventories acquired thereafter until the Closing Date will be, determined in accordance with GAAP. The value of all items of inventory reflected on the Closing Date Working Capital Statement which are below standard quality or are obsolete, unmarketable or unusable will have been written down to net realizable value. The inventories of the Sellers and Bayou related to the Business are reasonable in amount and comply with all applicable industry standards, and the amount and mix of the inventories are consistent with the reasonable requirements of the Business in accordance with past practices.

     4.20   EMPLOYEES:  WAGE  INCREASES.  Schedule 10.5(a)  lists  (i)  all employees of the Business as of December 31, 1998 (the "Business Employees"), indicating the name of the employer of each Business Employee and the names, current rates of compensation, date of hire, and Social Security numbers of the Business Employees. To the extent not set forth on
Schedule 4.7, Schedule 10.5(d) also lists any employment agreements with current Business Employees. The employee records to be transferred by Sellers as part of the Business will be correct and complete in all material respects and will reflect the liability of Sellers or Bayou, if any, for accrued vacation and sick leave.

     4.21 INSURANCE. Schedule 4.21 sets forth the following information with respect to each insurance policy (including policies provided for property, casualty, liability and workers compensation, and bond and surety arrangements) issued to Piccadilly and naming Restaurants and Bayou as additional insureds and which relate to Acquired Assets or the operation of the Business: (a) the name, address and telephone number of the broker; (b) the name of the insurer; (c) the policy number and the period of coverage;
(d) the  scope  and  the  amount  of  coverage.   With respect to each such
insurance policy: (i) the policy is legal, valid, and binding and enforceable and in full force and effect; (ii) Sellers and Bayou are not in breach or default (including in respect to the payment of premiums or the giving of notices), and no event has occurred which notice or lapse of time would constitute such a breach or default or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has given written notice that it has repudiated any provision thereof. Sellers and Bayou have continuously had substantially the same insurance coverage as that herein described for the last five (5) calendar years, and all such current coverage has been written on an occurrence basis.

     4.22 AFFILIATED TRANSACTIONS. Except as set forth on Schedule 4.22 and except for any Intercompany Indebtedness that will be negated at the Closing pursuant to Section 2.7 herein, neither of the Sellers, nor any shareholder, officer, director, or employee of the Sellers, or any corporation or other entity controlled by or under common control, with any of the foregoing, and no relative of any of the foregoing has:

            (a) borrowed money from or loaned money to the Business which remains outstanding (excluding travel advances in the ordinary course of business and consistent with past practice);

            (b) any contractual or other claim (except for compensation as disclosed in the schedules to this Agreement) express or implied for any kind whatsoever against the Business;

            (c) any interest in any of the Acquired Assets (whether ownership, contractual or otherwise); or

            (d) engaged in any other transaction with the Business (other than employment relationships) not otherwise reflected on Schedule 4.7.

     4.23 BUYER'S ABILITY TO OPERATE THE BUSINESS. Except as disclosed on Schedule 4.23 and subject to the consents, if any, required with respect to the Real Property Leases and the Contracts, upon the sale to Buyer of the Acquired Assets and the assumption by Buyer of the Assumed Liabilities hereunder, Buyer shall have received from Sellers all the property, equipment, inventory, contracts, permits, intellectual property, leasehold interests, books and records, hardware and software, and other assets and rights necessary for Buyer to conduct the Business in substantially the same manner as it is presently conducted by Sellers and Bayou.

     4.24 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Sellers or Bayou is, or will be, entitled to any commission or broker's or finder's fees from any parties hereto, or any Affiliate of the parties hereto, in connection with the Stock and Asset Sale, other than fees to Southcoast Capital L.L.C., the payment of which shall be Piccadilly's sole responsibility.

     4.25 NO OTHER REPRESENTATIONS. Sellers shall not be deemed to have made to Buyer any representation or warranty other than as expressly made by Sellers in this Section 4. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by Sellers in this Section 4, Seller makes no representation or warranty to Buyer with respect to:

            (a)    any   projections,   estimates   or  budgets  heretofore
delivered to or made available to Buyer of future revenues, expenses or expenditures or future results of operations of Bayou and the Business; or

            (b) except as expressly covered by a representation and warranty contained in this Section 4 hereof, any appraisals, opinions of value or description of the business or operations of Bayou and the Business or any other information or documents (financial or otherwise) made available to Buyer or its counsel, accountants or advisers with respect to Bayou and the Business.

             SECTION 5.  REPRESENTATIONS OF THE BUYER

     The Buyer represents and warrants to the Seller that:

     5.1 CORPORATE ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

     5.2 AUTHORIZATION; ENFORCEABILITY. The Board of Directors of the Buyer has duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings on the part of the Buyer are necessary to approve and authorize the execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     5.3 NO APPROVALS OR CONFLICTS. Neither the execution and delivery by the Buyer of this Agreement nor the consummation by the Buyer of the Stock and Asset Sale will (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of the Buyer, (b) violate, conflict with or result in a breach of any provision of, or constitute a default under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Buyer under, any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or commitment or obligation to which the Buyer or any of its properties may be bound or affected, (c) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, domestic or foreign, applicable to the Buyer or its properties, or (d) except for any required filings under the HSR Act (as provided in Section 6.1(b)) or those that have already been obtained, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority in connection with the execution, delivery and performance of this Agreement by the Buyer other than those that, in the case of clauses
(b), (c) and (d) above, are not likely to have a Material Adverse Effect.

     5.4 PURCHASE OF SHARES FOR INVESTMENT. Buyer represents and warrants that it will acquire the Shares for investment and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of the Securities Act of 1933, as amended. Buyer agrees that it will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit offers to buy, purchase, or otherwise acquire or take a pledge of any of the Shares), except in compliance with the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

     5.5 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Buyer is, or will be, entitled to any commission or broker's or finder's fees from the any parties hereto, or any Affiliate of the parties hereto, in connection with the Stock and Asset Sale.

     5.6 PROCEEDINGS. There is no action, suit or proceeding at law or in equity, any arbitration or any administrative or other proceeding by or before any governmental instrumentality or agency, pending or, to the knowledge of the Buyer, threatened against or affecting the Buyer that could have a material adverse effect on the ability of the Buyer to consummate the Stock and Asset Sale.

     5.7 INVESTIGATION. Buyer acknowledges that (a) it has had the opportunity to visit with the Sellers and Bayou and meet with their respective officers and other representatives to discuss the Business and the Acquired Assets and the liabilities, financial condition, cash flow and operations of the Business; and (b) it has made its own independent examination, investigation, analysis and evaluation of each, including Buyer's own estimate of the value of the Business.

     5.8 FINANCING. The Buyer has available funds or has obtained firm financing commitments ("Commitment Letters") from reputable lenders for amounts sufficient to enable it to finance fully the Purchase Price and the transactions contemplated hereby and has delivered true and complete copies of such commitments to the Sellers.

                 SECTION 6.  PRE-CLOSING COVENANTS

     From the date hereof through the Closing Date, the parties covenant and agree as follows:

     6.1 COOPERATION AND BEST EFFORTS; HSR FILING. (a) Each party will cooperate with the other and use its best efforts to (i) procure all necessary and appropriate consents and approvals, (ii) complete and file all necessary and appropriate applications, notifications, filings and certifications, (iii) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Stock and Asset Sale, and (iv) effect the Stock and Asset Sale at the earliest practicable date.

            (b) Without limiting the generality of the foregoing, within ten business days after the execution of this Agreement, Buyer and Sellers shall each file or cause to be filed any notification and report forms and related materials that it or its Affiliates may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act").

     6.2 PRESS RELEASES. Buyer will cooperate with the Sellers in the preparation of any press releases announcing the execution of this Agreement or the consummation of the Stock and Asset Sale. Buyer, without the prior consent of Sellers, will not issue any press release or other written or oral statement for general circulation relating to the transactions contemplated hereby. Sellers agree that they will consult with Buyer prior to the issuance of any press release or other written or oral statement for general circulation relating to the transactions described hereby, except to the extent such consultation is not feasible for the Sellers to discharge their legal obligations.

     6.3 REVIEW OF THE BUSINESS. Prior to the Closing Date, the Sellers will afford the Buyer and its representatives, during regular business hours and upon reasonable notice, such access to the properties, personnel and books and records of the Business as the Buyer may reasonably request in connection with the Stock and Asset Sale including the financing therefor, in accordance with the terms of the Confidentiality Agreement, in particular Section 7 thereof. To the extent the obligations hereunder would not require the interruption of existing services, the unreasonable devotion of managerial resources or attention, or materially interfere with customer relations, Sellers shall fully cooperate in locating and affording access to all such properties, assets, books and records for the Buyer, and shall make such properties and assets available for such inspection by Buyer. An employee or representative of Sellers, shall be entitled to be present at any or all inspections of the Business' properties, assets and records by Buyer or Buyer's representatives.

     6.4 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE. The Sellers and Bayou shall conduct the operations of the Business in the ordinary and usual course of business, preserve intact the Business and maintain the current relationships of the Business with suppliers, distributors, customers and others having business relationships with it. Without the prior written consent of the Buyer, the Sellers shall not commit or omit to do any act, and shall cause Bayou not to commit or omit to do any act, that
(i) would cause a breach of any agreement, commitment or covenant of the Sellers contained in this Agreement in any material respect, or (ii) would cause the representations and warranties contained in Section 4 to become untrue in any material respect.

     6.5 NOTIFICATION OF CHANGES. (a) Each of the Sellers and the Buyer shall promptly notify the other of any event that causes any representation or warranty given by either of them, respectively, in Sections 4 and 5 to become untrue.

            (b) The Sellers shall have the right until the Closing to supplement or amend any of the Schedules described in Section 4 with respect to any matter arising or discovered after the date of this Agreement which, if existing or known on the date of this Agreement, would have been required to be set forth or described in such Schedules. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Section 7 have been fulfilled, the Schedules shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto, except to the extent that they reflect an event or condition that would be beneficial to the Buyer; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment shall be deemed included in the Schedules at Closing (without necessity of a written waiver or other action on the part of any party) and to modify the applicable representations and warranties for all purposes.

     6.6 CONFIDENTIALITY AGREEMENT. Notwithstanding anything to the contrary therein, the Confidentiality Agreement shall remain in full force and effect until the earlier of (i) the Closing Date or (ii) two years after the termination of this Agreement under Section 11.

     6.7    MATTERS AFFECTING THE IMMOVABLE PROPERTY.

            (a)    Promptly after execution  of this Agreement, Buyer shall
obtain, at Buyer's expense, ALTA title policy commitments, ALTA surveys, and Phase I environmental audits for the Immovable Property (the ALTA title commitments, ALTA surveys, and Phase I environmental audits for the Immovable Property being referred to herein collectively as the "Immovable Property Audit Documents"). The title policy commitments shall be accompanied by copies of the exceptions noted therein. Buyer shall have thirty (30) days from date hereof to obtain the Immovable Property Audit Documents. Buyer shall have fifteen (15) days after receipt of all of the Immovable Property Audit Documents to conduct or cause to be conducted, such review of the status of the Immovable Property as Buyer shall determine (this forty-five (45) day period being referred to herein as the "Immovable Property Audit Period"). If any such review by Buyer shall reveal an Immovable Property Matter (as hereinafter defined) with respect to the Immovable Property, Buyer shall deliver to Sellers a written notice describing the Immovable Property Matter (the "Immovable Property Notice") by the end of the Immovable Property Audit Period. Any Immovable Property Matter which has been disclosed in the Immovable Property Audit Documents and is not included in an Immovable Property Notice delivered by the Buyer to Sellers shall be deemed to be accepted by Buyer and shall not give rise to a right to terminate the Agreement as provided in Section 6.7(b). Notwithstanding the above, any Immovable Property Matter that has been disclosed in a Schedule to this Agreement (other than the title policies attached as Exhibit 4.6(a)(i) to Schedule 4.6(a)(i)) or in the Business Financial Statements, shall not form the basis of an Immovable Property Notice.

            (b) If Buyer shall deliver to Sellers an Immovable Property Notice, Sellers may, in their discretion, elect to cure or remedy the Immovable Property Matter disclosed therein. If Sellers shall fail to cure or remedy any Immovable Property Matter within 30 days of receipt of such Immovable Property Notice (the "Cure Period"), then Buyer may, in its discretion, elect to terminate this Agreement by serving written notice thereof on Sellers in person or by registered or certified mail on or after the expiration of the Cure Period but no later than 10 days after the expiration of said period.

            (c) For purposes of this Agreement, "Immovable Property Matter" shall mean: (i) any Lien other than a Permitted Lien with respect to the Immovable Property; or (ii) a condemnation, expropriation or public taking of all or any portion of any of the Immovable Property which, individually or in the aggregate, has a material adverse effect on the respective parcel of Immovable Property, or (iii) the presence of any Hazardous Materials on any of the Immovable Property or the existence of any environmental damages related to any of the Immovable Property that is not disclosed in Schedule 4.13 or in a Report referred to in Section 4.13(e) hereof.

     6.8 INSURANCE. Sellers and Bayou will continue to maintain casualty insurance on the Acquired Assets with reputable insurance companies having substantially the same coverages as the insurance policies set forth on Schedule 4.21 to this Agreement. All such insurance policies shall include a provision that they shall not be canceled on less than thirty (30) days prior written notice to all insureds.

     6.9 THIRD PARTY CONSENTS. Each of Sellers shall use its reasonable best efforts to secure the written approval of all parties necessary for the assignment of its interest in the Real Property Leases and the Contracts to Buyer. Said consent shall include a statement that no default currently exists under the respective Real Property Lease or Contract, as the case may be, that no monetary or non-monetary default currently exists under the respective Real Property Lease or Contract, as the case may be; and in the case of the Real Property Leases, an agreement on the part of the landlord and its lender, if any, that they will not disturb the possession of Buyer under the Real Property Lease on the condition that Buyer remains in compliance with the terms of the Real Property Lease, agrees to subordinate the Real Property Lease to the interest of the lender, and attorn to the landlord and its lender.

     6.10   AMENDMENT  TO  PENSION  PLAN.   Piccadilly agrees to amend  the
Piccadilly Cafeterias, Inc. Pension Plan ("Pension Plan") prior to the Closing Date to eliminate any language that could be interpreted as requiring a partial termination of the Pension Plan as a result of the transactions contemplated by this Agreement. Specifically, such amendment will provide that the withdrawal from the Pension Plan by Bayou will not result in a termination of the plan with respect to employees of Bayou and, further, that, following such withdrawal, all assets of the Plan will continue to be available to pay the benefits attributable to the employees of Bayou.

     6.11 IMMOVABLE PROPERTY. Prior to the Closing Date, each of Sellers shall use its reasonable best efforts to remove from the public records the inscriptions listed on Schedule 6.11 pertaining to the Immovable Property or Buyer shall have received indemnity insurance against such inscriptions from a title insurer. To the extent that any of the inscriptions on
Schedule 6.11 have not been removed or insured over by a title insurer as of the Closing Date, from and after the Closing Date, Piccadilly shall indemnify and hold harmless Buyer from and against any costs incurred by Buyer in removing or satisfying any such inscriptions.


                 SECTION 7.  CONDITIONS TO CLOSING

     7.1 CONDITIONS APPLICABLE TO ALL PARTIES. The obligations of each of the parties hereto to consummate the Stock and Asset Sale are subject to the satisfaction (or the waiver by the Buyer and the Sellers) of the following conditions at or prior to the Closing:

            (a) Restraining Action. No judgment, order or decree shall have been issued or rendered by any court or other governmental body to restrain or prohibit the Stock and Asset Sale.

            (b) Statutory Requirements and Regulatory Approval. All statutory requirements for the valid consummation of the Stock and Asset Sale shall have been fulfilled and all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the Stock and Asset Sale shall have been received.

            (c)    HSR  Act  Proceedings.   Any applicable  waiting  period
under the HSR Act shall have expired or been earlier terminated.

            (d)    Transition Services Agreement.   The  parties shall have
entered into a Transition Services Agreement in substantially the form attached as Exhibit B.

     7.2 ADDITIONAL CONDITIONS APPLICABLE TO THE BUYER'S OBLIGATIONS. The obligations of the Buyer to consummate the Stock and Asset Sale are also subject to the satisfaction (or waiver by the Buyer) of the following conditions at or prior to the Closing:

            (a) Representations, Warranties and Covenants. The representations and warranties of the Sellers contained in Section 4 that are qualified as to materiality shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects on the Closing Date and the Sellers shall have performed in all material respects all covenants required by this Agreement to be performed by them at or prior to the Closing. The Sellers shall have delivered to the Buyer on the Closing Date a certificate, dated the Closing Date and duly executed by the Sellers, certifying to the fulfillment of the conditions set forth in this paragraph.

            (b) Immovable Property Audit. Buyer shall have received the title insurance policy issued pursuant to the ALTA title policy commitment included in the Immovable Property Audit Documents (or a marked up commitment that will become the basis for the title insurance policy) as required in Section 6.7 hereof. In addition, the Immovable Property Audit Period specified in Section 6.7 shall have expired and either (i) Buyer shall not have served an Immovable Property Notice on Sellers, or (ii) any Immovable Property Matter disclosed in an Immovable Property Notice shall have been cured to Buyer's satisfaction.

            (c) Consents and Approvals. The consent of all parties necessary for the assignment of Sellers' interest in the Real Property Leases and the Sewer Service Agreement by and between the Water Works and Sewer Board of the City of Birmingham and Piccadilly Restaurants, Inc. dated August 23, 1994 shall have been obtained. Further, Restaurants shall have executed and recorded a notice of amendment to the lease between Bossier Crossroads, Inc. and Restaurants.

     7.3 ADDITIONAL CONDITIONS APPLICABLE TO THE SELLERS' OBLIGATIONS. The Sellers' obligations to consummate the Stock and Asset Sale are also subject to the satisfaction (or the waiver by the Seller) of the following conditions at or prior to the Closing:

            (i)    Representations,   Warranties    and   Covenants.    The
representations and warranties of the Buyer contained in Section 5 that are qualified as to materiality shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects on the Closing Date and the Buyer shall have performed in all material respects all covenants required by this Agreement to be performed by it at or prior to the Closing. The Buyer shall have delivered to the Sellers on the Closing Date a certificate, dated the Closing Date and duly executed by the Buyer, certifying to the fulfillment of the conditions set forth in this paragraph.

     SECTION 8.  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

     8.1 INDEMNIFICATION. (a) After the Closing Date, subject to the terms and conditions of this Section 8, including the limits on indemnity set forth in Section 8.4, and further subject to the provisions of Section 9 regarding taxes, which indemnification obligation shall be independent of this Section, Piccadilly shall indemnify and hold harmless the Buyer and its Affiliates, and their respective officers, directors, employees, agents and representatives (the "Buyer Indemnitees") from, and will pay to the Buyer Indemnitees the amount (net of any proceeds received by the Buyer Indemnitee from insurance or any quantifiable tax benefits in the year incurred (but giving effect to any tax detriment from receipt of indemnification proceeds), obtained) of, any loss, liability, judgment, damage, cost or expense (including interest, penalties, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") arising from or in connection with (i) any breach of any representation or warranty of the Sellers contained in Section 4, (ii) a breach of any agreement or covenant contained herein that by its terms is to be performed by the Sellers after the Closing Date, (iii) Sellers' allocated portion of the Shared Liabilities or (iv) any Excluded Liabilities.

            (b) After the Closing Date, subject to the terms and conditions of this Section 8, including the limits on indemnity set forth in Section 8.4, the Buyer shall indemnify and hold harmless the Sellers and their Affiliates and their respective officers, directors and representatives (the "Seller Indemnitees") from, and will pay to the Seller Indemnitees the amount (net of any proceeds received by the Seller Indemnitee from insurance any quantifiable tax benefits in the year incurred (but giving effect to any tax detriment from receipt of indemnification proceeds) obtained) of, any Losses arising from or in connection with (i) any breach of any representation or warranty of the Buyer contained in Section 5, (ii) a breach of any agreement or covenant contained herein that by its terms is to be performed by the Buyer after the Closing Date, (iii) any Assumed Liabilities or Buyer's allocated portion of the Shared Liabilities, or (iv) the operations or conduct of the Business or the ownership or use of the Acquired Assets after the Closing Date.

     8.2 NOTICE AND DEFENSE OF CLAIMS. (a) A Person seeking indemnification under this Section 8 (the "Indemnified Person") shall give prompt written notice to the indemnifying person or persons, or successors thereto (the "Indemnifying Person"), of any matter with respect to which the Indemnified Person seeks to be indemnified (the "Indemnity Claim"). Such notice shall state the nature of the Indemnity Claim and, if known, the amount of the Loss. If the Indemnity Claim arises from a claim of a third party, the Indemnified Person shall give such notice within a reasonable time after the Indemnified Person has actual notice of such claim, and in the event that a suit or other proceeding is commenced, within 20 days after receipt of written notice by the Indemnified Person thereof. Notwithstanding anything in this paragraph to the contrary, the failure of an Indemnified Person to give timely notice of an Indemnity Claim shall not bar such Indemnity Claim except and to the extent that the failure to give timely notice has impaired materially the ability of the Indemnifying Person to defend the Indemnity Claim.

            (b) If the Indemnity Claim arises from the claim or demand of a third party, the Indemnifying Person shall assume its defense, including the hiring of counsel and the payment of all fees and expenses. The Indemnified Person shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within 30 days after notice of any such action or claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding at any time prior to the settlement, compromise or final determination thereof. Anything in this Section 8 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding.

            (c)    If the Indemnity Claim does not arise from  the claim or
demand of a third party, the Indemnifying Person shall have 30 days after receipt of written notice of such Indemnity Claim to object to such claim by giving written notice to the Indemnified Person specifying the reasons for such objection or objections. If the Indemnifying Person has not so objected to the Indemnity Claim as of the close of business on such thirtieth day, the total amount of the Indemnity Claim shall thereupon become chargeable to and payable by the Indemnifying Person in accordance with the terms and conditions of this section. If the Indemnifying Person objects to the Indemnity Claim, the parties shall attempt to resolve the challenge through negotiation in good faith. If the parties are unable to settle any such dispute within ten Business Days after notice of the Indemnifying Person's objection is received by the Indemnified Person, either party may submit such matter to a single arbitrator. The arbitrator will be selected by the joint agreement of the parties, but if they do not agree within 20 calendar days of the lapse of the ten-Business Day period referred to above, the selection shall be made in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). If no such arbitrator is appointed within 45 calendar days of any such request to such association, either party may apply to a court having jurisdiction to make such appointment. The arbitrator shall conduct the arbitration in the Parish of East Baton Rouge, State of Louisiana, in accordance with the Rules and shall make a final determination, to be provided in writing to each party, that resolves the dispute. The prevailing party shall be entitled to recover from the other party the fees of the arbitrator and the administrative costs of the arbitration. The arbitrator shall apply the statutory and decisional law of the State of Louisiana in substantially the same manner as do the courts of the State of Louisiana in the case of contracts made and wholly performed within that jurisdiction. All results of the arbitration proceeding shall be final, conclusive and binding on all parties to this Agreement, and judgment upon the arbitrator's award may be entered in any court of the State of Louisiana having competent jurisdiction, unless such results or award are clearly erroneous on the record before the arbitrator.

     8.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The right to indemnification under Section 8.1 for any breach of the representations and warranties made by each party herein shall survive until the first anniversary of the Closing Date, except that the representations set forth in Section 4.18 shall survive until the fifth anniversary of the Closing Date, and the representations set forth in Sections 4.2 and 4.3 shall survive indefinitely.

     8.4    LIMITATIONS.   Notwithstanding anything to the contrary in this
Agreement:

            (a) Subject to paragraph (e), neither the Sellers, on the one hand, nor the Buyer, on the other hand, shall have any obligation to make indemnification payments with respect to Indemnity Claims arising under Sections 8.1(a)(i) or 8.1(b)(i), respectively, until the aggregate of all claims against it hereunder exceeds one percent of the Purchase Price and then only to the extent of any excess.

            (b) Subject to paragraph (e), neither the Sellers, on the one hand, nor the Buyer, on the other hand, shall have any liability with respect to Indemnity Claims arising under Sections 8.1(a)(i) or 8.1(b)(i) in excess of ten percent of the Purchase Price in the aggregate for all such Indemnity Claims.

            (c) In no event shall any recovery under this Agreement include the loss of anticipated profits, loss of managerial time, or lost opportunity.

            (d) In the absence of fraud, this Section 8 shall serve as the sole and exclusive remedy of the Buyer Indemnitees and the Seller Indemnitees for Losses and for any other claims (other than those arising under Section 6.11, 9 or 10.5) in any way relating to this Agreement to the exclusion of all other statutory or common law remedies (including rights under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended), whether based on contract, tort, strict liability or otherwise.

            (e) The limitations of paragraph (a) and (b) do not apply with respect to any claim which arises under clause 8.1(a)(iii) or (iv) or 8.1(b)(iii) or (iv), irrespective of whether any such claim could also arise under clause 8.1(a)(i) or 8.1(b)(i), respectively.

     8.5    ADJUSTMENT  TO  PURCHASE  PRICE.   If  Sellers make any payment
pursuant to this Section 8, then such amount shall be treated as an adjustment to the Purchase Price.

                     SECTION 9.  TAX MATTERS

     9.1 PREPARATION OF RETURNS AND PAYMENT OF TAXES. Piccadilly and Bayou shall prepare and timely file (taking into account the extension of any due date) all Returns and amendments thereto required to be filed by them and the Sellers' Group on or before the Closing Date. Piccadilly, Bayou, and each member of the Sellers' Group shall pay and discharge all such Taxes upon or against it or any of its properties or assets (including the Acquired Assets) before such Taxes shall become delinquent and before penalties accrue thereon, except to the extent and as long as: (a) such Taxes are being contested in good faith and by appropriate proceedings pursued diligently and in such a manner as not to cause any material adverse effect upon the Business; and (b) Bayou shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) in the amount of the demanded principal imposition (together with interest and penalties relating thereto, if any).

     9.2 TAXES AND RETURNS FOR PERIODS THROUGH THE CLOSING DATE. Piccadilly will include, or cause to be included, the income of Bayou and the Business on the Sellers' Group's consolidated federal and any consolidated, unitary or combined state and local income Tax Returns for all periods through the Closing Date. Piccadilly will file timely or cause to be filed timely such Returns and Piccadilly will pay or cause to be paid any taxes attributable to such income, provided however that to the extent that a liability for such taxes has been accrued on the Closing Date Working Capital Statement, then Piccadilly shall have no obligation to make such tax payment. Except as provided in Section 9.4, Piccadilly also will timely prepare and file, or cause to be prepared and filed, all other income Tax Returns of Bayou for all periods that end on or before the Closing Date and will pay or cause to be paid all Taxes related thereto, provided however that to the extent that a liability for such taxes has been accrued and included in Closing Date Working Capital Statement, then Piccadilly shall have no obligation to make such tax payment. Bayou will furnish Tax information in its possession and reasonably requested by Piccadilly for inclusion in such Tax Returns for the Sellers' Group for the period ending on the Closing Date. The income of Bayou will be apportioned to the period up to and including the Closing Date and to the period after the Closing Date by closing the books of Bayou as of the end of the Closing Date. The Buyer and Piccadilly agree that, if Bayou is permitted under any applicable state or local income tax law to treat the Closing Date as the last day of a taxable period, the Buyer, Piccadilly and Bayou shall treat the Closing Date as the last day of such taxable period.

     9.3 TAXES AND RETURNS FOR TRANSACTIONS THAT OCCUR AFTER THE CLOSING DATE. The Buyer shall be responsible for all Taxes of Bayou and the Business for taxable periods beginning after the Closing Date. The Buyer shall be responsible for any Taxes that result from, any action or election made by the Buyer or Bayou at the direction of the Buyer on or after the Closing Date. If such an action or an election results in an increase in Piccadilly's liability for Taxes under this Agreement, the Buyer shall pay to Piccadilly an amount equal to the increase in such Taxes.

     9.4 TAXES AND RETURNS FOR PERIODS COMMENCING BEFORE THE CLOSING DATE AND ENDING AFTER THE CLOSING DATE. The Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Return of Bayou for taxable periods that begin before the Closing Date and end after the Closing Date. At least fifteen (15) business days before the filing of any such Tax Returns with respect to income Taxes, the Buyer shall submit copies of such Returns to Piccadilly for Piccadilly's approval, which approval shall not be unreasonably withheld. Piccadilly shall pay to the Buyer within fifteen (15) days after the date on which Taxes are paid by the Buyer with respect to such periods an amount equal to the excess of (i) the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date (the "Pre-Closing Period") over (ii) the amount of any Taxes (including estimated Tax payments) paid by Piccadilly or Bayou prior to the Closing Date with respect to such taxable periods, provided however that to the extent that a liability for such Taxes has been accrued and included in Closing Date Working Capital Statement, then Piccadilly shall have no obligation to make such Tax payment and provided Piccadilly shall have no liability for any elections under Section 338 of the Code or comparable provision of state law. In the event that the amount described in (ii) of the immediately preceding sentence exceeds the amount described in (i) of same sentence, the Buyer shall pay the excess to Piccadilly within fifteen (15) days after the date on which such Taxes are paid by the Buyer with respect to such periods. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Taxes which relates to the Pre-Closing Period shall (i) in the case of any personal property and real property Taxes, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period and the denominator of which is the number of days in the entire taxable period, and (ii) in the case of all other Taxes, be determined based on the actual operations of Bayou through the Closing Date.

     9.5 AUDITS. Piccadilly will allow, or cause to be allowed, Bayou or its representatives to participate at Buyer's own expense in any audits of the consolidated federal and consolidated, unitary or combined, income tax Returns of Piccadilly and the Sellers' Group to the extent that such audits relate to Bayou or the Business or Acquired Assets.

     9.6 INDEMNIFICATION FOR TAXES. (a) From and after the Closing Date, Piccadilly shall protect, defend, indemnify and hold harmless the Buyer and Bayou from any and all Taxes (including any obligation to contribute to the payment of any Taxes determined on a consolidated, combined or unitary basis with respect to a Sellers' Group of corporations that includes or included Bayou) which are (i) imposed on Piccadilly or any member (other than Bayou) of the consolidated, unitary or combined Sellers' Group which includes or included Bayou or (ii) imposed on Bayou in respect of its income, business, property or operations or for which Bayou may otherwise be liable (A) for any taxable period ending on or before the Closing Date (except for those periods described in Section 9.3) and for any Pre-Closing Period (as defined and determined in Section 9.4), provided however that to the extent that a liability for such Taxes has been accrued and included in the Closing Date Working Capital Statement, then Piccadilly shall have no obligation to make such Tax payment, (B) resulting by reason of the several liability of Bayou pursuant to Treasury Regulations section 1.1502-6 or any analogous state, local or foreign law or regulation or by reason of Bayou having been a member of any consolidated, combined or unitary Sellers' Group on or prior to the Closing Date, or (C) resulting from Bayou ceasing to be a member of the affiliated Sellers' Group (within the meaning Section 1504(a) of the Code) that includes Piccadilly. Any indemnification of Buyer for any Taxes hereunder shall be reduced by any tax benefit resulting to Buyer or Bayou from the adjustment resulting in the indemnification. Furthermore, if Piccadilly is required to pay additional Taxes for a Pre-Closing Period, and such payment provides a tax benefit to Buyer or Bayou for a Post-Closing Period, than Buyer shall indemnify Piccadilly to the extent of such tax benefit.

            (b) In the case of any audit, examination or other proceeding ("Proceeding") with respect to Taxes for which Piccadilly is or may be liable pursuant to this Agreement, the Buyer shall promptly inform Piccadilly, and shall afford Piccadilly, at Piccadilly's expense, the opportunity to control the conduct of such Proceedings. The Buyer shall execute or cause to be executed powers of attorney or other documents necessary to enable Piccadilly to take all actions desired by Piccadilly with respect to such Proceeding to the extent such Proceeding may affect the amount of Taxes for which Piccadilly is liable pursuant to this Agreement. Piccadilly shall have the right to control any such Proceedings, and, if there is substantial authority therefor, to initiate any claim for refund, file any amended Return or take any other action which it deems appropriate with respect to such Taxes. Notwithstanding the foregoing, Piccadilly shall not agree to any settlement concerning Taxes for any taxable period ending on or before the Closing Date which may result in a material increase in Taxes for any taxable period ending after the Closing Date without the prior written consent of the Buyer. By written notice to Piccadilly, the Buyer shall have the right to instruct Piccadilly to forego Proceedings with respect to one or more items for which Piccadilly may be liable to indemnify the Buyer. Such notice shall constitute a waiver of the right of the Buyer to indemnification for any Taxes arising out of such item for the period or periods involved, but shall not otherwise waive any rights of the Buyer under this Section. Buyer shall not agree to extend the statute of limitations for any taxable period of Bayou before or which includes the Closing Date without the prior consent of Piccadilly. Any indemnification of Buyer for any Taxes hereunder shall be reduced by any tax benefit resulting to Buyer or Bayou from the adjustment resulting in the indemnification.

            (c) If the Buyer receives, or is entitled to receive, any refund of Taxes (either by actual receipt or by application against future Taxes of Bayou), then the Buyer shall pay to Piccadilly the portion of such refund that (i) relates to the Pre-Closing Period of any taxable period that begins before and ends after the Closing Date (as defined and determined pursuant to Section 9.4) or (ii) relates to any taxable period that ends prior to or on the Closing Date. Any payment described in this
Section 9.6(c) shall be made by the Buyer to Piccadilly within thirty (30) days of the date on which the Buyer receives the refund of Taxes.

     9.7 COOPERATION ON TAX MATTERS. The Buyer and Piccadilly and Bayou shall cooperate fully, and to the extent reasonably requested by the other party, in connection with the filing of Returns pursuant to this Section and in connection with any audit, litigation or other Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision, of records and information which are reasonably relevant to any such Return, audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Buyer and Piccadilly agree to retain all books and records with respect to Tax matters pertinent to Bayou and the Business relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitation (and to the extent notified by the Buyer or Piccadilly, any extensions thereof) of the respective taxable periods and to abide by all record retention agreements entered into with any taxing authority.

     9.8 TRANSFER TAXES. Buyer shall pay and hold Sellers harmless from and against any sales, use or transfer tax assessed with respect to the assets of Bayou, the Shares or the Acquired Assets.

     9.9    SURVIVAL.   The  indemnities  set forth in this Section 9 shall
survive the Closing Date and shall terminate on the date that is 30 days after the expiration of the applicable statute of limitations.

             SECTION 10.  OTHER POST-CLOSING COVENANTS

     After the Closing Date, the parties covenant and agree as follows:

     10.1 ASSIGNMENT OF CERTAIN CONTRACTS. Notwithstanding any other provision of this Agreement to the contrary, except for the third-party consents described in Section 7.2(c), to the extent that any agreement, contract, license, lease, permit or other authorization, purchase or sale order, or other executory contract or commitment for which assignment to Buyer is contemplated hereby is not assignable without the consent of another Person, this Agreement shall not be deemed to constitute or require an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. If such consent has not been obtained by the Closing Date, Sellers agree to (i) cooperate with Buyer in any reasonable arrangement designed to provide for Buyer substantially the same benefits and obligations under any such agreement, contract, license, lease, permit or other authorization, purchase or sale order, or other executory contract or commitment without cost to Buyer, including (A) enforcing for the benefit of Buyer any or all rights of Sellers under any contract, commitment, permit or other authorization, or other agreement against any other Person that is a party thereto, or (B) at Buyer's election, not transferring, conveying, assigning or delivering to Buyer at the Closing, and retaining legal title or right thereto, while permitting Buyer the possession and use of such assets or rights for Buyer's account and with Buyer receiving the benefits and burdens of such assets or rights as if such assets or rights had been so transferred, conveyed, assigned and delivered, and (ii) take all reasonable further action to obtain such consents, approvals or novations as may be required under such instrument, applicable law or otherwise to effect the transfer of the asset or right to Buyer.

     10.2 FURTHER ASSURANCES. Sellers and Buyer each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement, including without limitation any and all documents necessary to assign to Buyer any of the Acquired Assets used by Sellers in the operation of the Business that are not conveyed to Buyer at the Closing.

     10.3 RECORD RETENTION. The Buyer agrees that, for a period of five years following the Closing, it shall not, and shall cause Bayou not to, destroy, discard, deface or otherwise alter any of the books, records or other data of the Business in its possession covering or prepared during the period ending on the Closing Date, without furnishing prior notice to Piccadilly and a reasonable opportunity for Piccadilly, at its cost, to take custody of such books, records or other data.

     10.4 MAIL AND OTHER COMMUNICATIONS. (a) Sellers hereby authorizes Buyer after the Closing Date to receive and open all mail and other communications addressed to Sellers received by Buyer and to act with respect to such mail and other communications in such manner as Buyer may elect if such mail and other communications relate to the Business and related rights and obligations of Buyer under this Agreement, or if such mail and other communications do not so relate, to forward such mail and other communications promptly to Sellers.

            (b) After the Closing, Sellers shall promptly deliver to Buyer the original of any mail or other communication received by it pertaining to the Business and related rights and obligations of Buyer under this Agreement, and any monies, checks or other instruments of payment to which Buyer is entitled, and Buyer shall promptly deliver to Sellers any monies, checks or instruments of payment to which Sellers is entitled.

     10.5   COVENANTS CONCERNING EMPLOYEE MATTERS.

            (a)    Set  forth  on  Schedule  10.5(a)  is  a  list  of  each
individual currently employed by the Sellers or Bayou exclusively in relation to the Business (the "Business Employees"). Buyer hereby agrees that (i) effective as of the Closing Date each Business Employee who is employed by either of the Sellers shall be terminated as an employee of such Seller and shall be offered employment by Buyer and (ii) it will not publish or otherwise issue any notice of or take any action that would constitute or effectuate a "plant closing" or "mass layoff" (within the meaning of the Worker Adjustment and Retraining Notification Act) with respect to the operation of the Business prior to the 61st day following the Closing Date, unless such notice or other action with respect to a "plant closing" or "mass layoff" is permitted to occur under such Act without penalty or liability to either Buyer or Sellers. Except as set forth in Section 10.5(a)(ii) or in Section 10.5(d) nothing herein shall be construed as an ongoing commitment by Buyer to continue the employment of any Business Employee.

            (b) Participation in Piccadilly's Plans. (i) Effective as of the Closing Date, Bayou shall cease to be a participating employer in all of Piccadilly's Employee Plans or Benefit Arrangements, and Piccadilly shall take all such action as is necessary to effect such cessation of participation.

                   (ii) Buyer shall incur no liability under the Pension Plan (as defined in section 6.10 herein). The accrued benefits of the Business Employees under the Pension Plan shall be frozen as of the Closing Date, and Piccadilly shall determine the time and manner of payment of their benefits.

                   (iii) Effective as of the Closing Date, the Business Employees shall cease to participate in Piccadilly's non-pension Benefit Arrangements and Employee Plans (the "Welfare Benefit Plans"). Piccadilly shall retain responsibility under the Welfare Benefit Plans for all costs of coverage and all amounts payable by reason of claims incurred by the Business Employees prior to the Closing Date including claims which are not submitted until after the Closing Date. A claim shall be deemed to have been incurred on the date of the occurrence of (A) death or dismemberment in the case of claims under life insurance and accidental death and dismemberment benefits, (B) the date of the initial disability in the case of claims under disability benefits, or (C) the date on which the charge or expense giving rise to such claim is incurred in the case of all other claims. For purposes of Section 10.5(b)(iii)(C), a claim shall be deemed to have been incurred on the date that the first charge or expense in a course of treatment giving rise to such claim has been incurred.

                   (iv) Piccadilly shall remain responsible for all record keeping and welfare benefits with respect to any employees or former employees of the Business who are, as of the Closing Date: (A) on COBRA continuation coverage or (B) on long term disability leave and covered under Piccadilly's welfare benefit plans. Immediately following the Closing Date, Piccadilly will notify all Business Employees of their entitlement to a continuation of health coverage provided by Piccadilly to such Business Employees under Piccadilly's group health plan prior to the Closing Date.

            (c) Post-Closing Benefits. Following consummation of the Stock and Asset Sale, the Buyer shall cause the Business Employees to be eligible to participate in an "employee welfare benefit plan" and "employee pension benefit plan" (within the meaning of Section 3(1) and Section 3(2) of ERISA, respectively) of the Buyer or subsidiary or affiliate of the Buyer, or such other benefit plan, fund or program that the Buyer may wish to establish for such employees on or after the Closing Date, provided that nothing herein shall prevent the Buyer from terminating the employment of any such employee or modifying or terminating such plans from time to time. For purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service in any such plan for which such an employee may be eligible after Closing, the Buyer shall ensure that service by such employee with the Business prior to the Closing shall be deemed to be service with the Buyer, shall waive any waiting period for participation or coverage in any welfare benefit plans or policies and, to the extent such employee was a participant in Piccadilly's medical benefits plan and such condition was covered under such plan, shall waive any pre-existing medical condition provision of such plan or policy.

            (d) Stay Agreements. Buyer shall honor and not revoke all terms of the Employee Stay Incentive Agreements for employees of the Business that were executed in September, 1998, as set forth on Schedule 10.5(d).

            (e) Indemnification for Piccadilly Benefit Plans. In addition to its obligations under Section 8, from and after the Closing Date, Piccadilly shall indemnify and hold harmless Buyer and Bayou from any and all liabilities that either Buyer or Bayou incurs or that arises with respect to Piccadilly's Employee Plans or Benefit Arrangements.

                     SECTION 11.  TERMINATION

     11.1   TERMINATION.   This  Agreement may, by notice given at or prior
to the Closing, be terminated:

            (a) By the mutual written consent of the Sellers and the Buyer.

            (b) By the Buyer or Sellers if there has been a material breach by the other of any covenant contained in this Agreement that is not or cannot be cured within 45 days after written notice of such breach is given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph
(c) below.

            (c) By the Buyer or Sellers if (i) any condition to Closing required by Section 7 has not been met or waived by each party entitled to grant such waiver by March 31, 1999, (ii) any such condition cannot be met by such date and has not been waived by each party in whose favor such condition runs or (iii) the Stock and Asset Sale has not occurred by such date; provided, however, that the right to terminate this Agreement pursuant to this paragraph shall not be available to a party if its failure to fulfill or perform any obligation under this Agreement has been a substantial cause of, or has substantially resulted in, the failure of the Closing to occur or be capable of occurring on or before such date.

            (d)    By the Buyer in accordance with Section 6.7 hereof.

     11.2 EFFECT OF TERMINATION; SURVIVAL. Upon termination of this Agreement pursuant to this Section 11, this Agreement shall be void and there shall be no liability by reason of this Agreement, or the termination thereof, on the part of any party or their respective directors, officers, employees, agents or shareholders except for any liability of a party hereto arising out of a material breach of its representations and warranties contained herein or arising out of a material breach of any covenant in this Agreement prior to the date of termination or any covenant that survives pursuant to the following sentence. The following provisions shall survive any termination of this Agreement: Sections 6.6 and 12.

                    SECTION 12.  MISCELLANEOUS

     12.1 NOTICES. Any notice, communication, request, reply, consent, advice or disclosure notice ("notice") required or permitted to be given or made by any party to the other in connection with this Agreement must be in writing and may be given or served by depositing such notice in the United States mail, postage prepaid and registered or certified with return receipt requested, or by hand delivering such notice, or by sending such notice by a national commercial courier service for next business day delivery, in each case properly addressed as provided below. Notice deposited in the mail in the manner described above shall be effective 72 hours after such deposit, notice hand delivered in person or delivered by commercial courier shall be effective at the time of delivery and notice given by facsimile shall be effective when such facsimile is transmitted to the facsimile number specified in this Section 12.1 and confirmation of transmission is received by the giver of such notice (provided that a confirmation copy is sent no later than the next Business Day by documented overnight delivery service). For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

     If to the Sellers:

          Piccadilly Cafeterias, Inc.
          3232 Sherwood Forest Blvd.
          Baton Rouge, Louisiana  70817
          Attention:  Ronald A. LaBorde
          FACSIMILE NO: 504-296-8370

          With a copy to:

          Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. 201 St. Charles Avenue, 51st Floor
          New Orleans, Louisiana  70170-5100
          Attention:  Curtis R. Hearn
          FACSIMILE NO: 504-582-8012

     If to the Buyer:

          Cobb Investment Company, Inc.
          1241 Airport Road, 2nd Floor
          Destin, Florida  32541
          Attention:  Tommy Kranz
          FACSIMILE NO: 850-654-5839

          With a copy to:

          Burr Forman
          3100 South Trust Tower
          420 North 20th Street
          Birmingham, Alabama  35203
          Attention: Jack Stephenson
          FACSIMILE NO: 205-458-5100

          Chaffe, McCall, Phillips, Toler & Sarpy LLP
          2300 Energy Centre
          1100 Poydras Street
          New Orleans, Louisiana  70163-2300
          Attention:  Kathleen S. Plemer
          FACSIMILE NO:  504-585-7587

or such substituted persons or addresses of which any of the parties may give notice to the other in writing.

     12.2 WAIVER. The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

     12.3 EXPENSES. Regardless of whether the transactions contemplated by this Agreement are consummated, all expenses, including fees for legal, accounting, investment banking, financial and other advisory services, incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party hereto incurring them, provided that the Buyer shall bear all stock transfer taxes, recording charges and filing fees, if any, that may be imposed in connection with the transfer of the Shares from Piccadilly to the Buyer.

     12.4 INTERPRETATION. (a) The table of contents and section headings contained herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Each of the parties has participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

          (b) References to "Sections" or "Schedules" shall be to Sections of or Schedules to this Agreement unless otherwise specifically provided.

          (c) Wherever the words "include", "includes", and "including" are used herein, such words shall be deemed to be followed by the words "without limitation."

     12.5 INTEGRATED AGREEMENT. This Agreement (along with the Exhibits and Schedules referenced herein), the Confidentiality Agreement and the Transition Services Agreement constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, covenants or understandings, among the parties other than those set forth herein or therein, all prior agreements and understandings being superseded hereby. Except and as to the extent set forth in Sections 4 and 5, any schedule hereto or any certificate delivered pursuant to Section 7, neither party makes any representations or warranties whatsoever, and disclaims all liability and responsibility for any representation or warranty made or communicated orally or in writing to the other party (including any information, opinion or advice that may have been provided to the other party by any officer, director or employee of such party, such party's counsel or accountants, or any other agent, consultant or representative of such party, none of which has been relied upon by the other party). Without limiting the generality of the foregoing, this Agreement shall not be governed by the warranties provided by Article 2 of the Uniform Commercial Code or any similar laws adopted in any jurisdiction.

     12.6 CHOICE OF LAW. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto in accordance therewith shall be governed by and construed in accordance with the laws of the State of Louisiana applicable to contracts made and to be performed wholly within such State.

     12.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and no party hereto may assign its rights or obligations hereunder without the prior written consent of the other party, except that the Buyer may assign its rights to a wholly-owned subsidiary hereunder as long as Buyer is not relieved of its obligations hereunder. Nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

     12.8 AMENDMENT.   Unless otherwise provided herein, this Agreement may
be amended only by an agreement in writing signed by each party hereto.

     12.9 COUNTERPARTS.   This  Agreement may be executed by the parties in
one or more counterparts, all of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     12.10 BULK SALES LAW. Buyer hereby waives compliance by Sellers with the provisions of any bulk sales laws applicable to this transaction, if any, and Sellers hereby agree to indemnify Buyer for any claims and demands of whatever nature (other than the liabilities expressly assumed by Buyer under this Agreement) asserted against Buyer by any creditor of Sellers for noncompliance by Sellers or Buyer with any bulk sales laws or similar laws which may be applicable to the sale or transfer of the Acquired Assets hereunder.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the day and year first above written.

                         Piccadilly Cafeterias, Inc.


                         By:  /S/ RONALD A. LABORDE

                                     Ronald A. LaBorde
                                       President and
                                  Chief Executive Officer


                         Piccadilly Restaurants, Inc.


                         By:  /S/ RONALD A. LABORDE

                                     Ronald A. LaBorde
                                       President and
                                  Chief Executive Officer


                         Cobb Investment Company, Inc.


                         By:  /S/ THOMAS E. KRANZ

                              Name: Thomas E. Kranz
                              Title:  Assistant Vice President and
                                         Chief Financial Officer



                   TRANSITION SERVICES AGREEMENT


     THIS  TRANSITION  SERVICES  AGREEMENT  (this  "Agreement"),  dated and effective as of March 30, 1999, is by and between Piccadilly Cafeterias, Inc., a Louisiana corporation ("Piccadilly") and Cobb Investment Company, Inc., a Delaware corporation ("Buyer").

                       W I T N E S S E T H :

     WHEREAS, pursuant to the terms of the Stock and Asset Purchase Agreement dated as of January 15, 1999 by and among the parties hereto and Piccadilly Restaurants, Inc., Buyer purchased on the date hereof (the "Closing Date") the assets used exclusively in the operation of seven Ralph & Kacoo's seafood restaurants (the "Business"), and 98 shares of common stock of Cajun Bayou Distributors and Management, Inc., a Louisiana corporation that owns certain other assets used exclusively in the operation of the Business;

     WHEREAS, Piccadilly has historically provided those services described in Section 2 below, together with all customary, ancillary or related activities that are associated with or incidental to such services (collectively, the "Services"), to the Business, and Buyer desires that Piccadilly or one or more of its subsidiaries as may be designated by Piccadilly, continue to provide such Services to the Business on a temporary basis;

     WHEREAS, Piccadilly is willing to provide the Services to the Business upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. RIGHTS AND DUTIES OF PICCADILLY.

     (a) Upon the terms and subject to the conditions set forth herein, Piccadilly agrees from and after the date hereof to provide the Services to the Business.

     (b) Buyer acknowledges and agrees that Piccadilly may, at its election, cause one or more of it subsidiaries or third party contractors or service providers to perform the Services.

     (c) Piccadilly and Buyer acknowledge and agree that the nature, scope and quality of the Services shall be as set forth in this Agreement and as has been provided by Piccadilly and its affiliates to the Business prior to the Closing Date.

     Section 2. DESCRIPTION OF SERVICES. Piccadilly and Buyer agree that Piccadilly shall provide the following Services pertaining to the Business:

     (a) accounting and financial services, including maintenance of books and records, accounting systems and payroll systems;

     (b) financial reporting services, including preparation of financial statements for internal and external uses and coordination and general administration of any other financial reporting needs of the Business;

     (c) preparation and filing of payroll tax returns under Buyer's employer identification number;

     (d) management information and system services, including computer operations, data input, systems and programming and technical support; and

     (e) such other services as may mutually be agreed upon by the parties hereto.

     Section 3.  ADMINISTRATION OF SERVICES.

     (a) Buyer agrees to provide the appropriate department within Piccadilly with all data, records, files, statements, invoices, billings and other information reasonably requested by Piccadilly that is necessary or advisable to allow Piccadilly to perform the Services contemplated by this Agreement. Buyer shall have reasonable access to all data, records, files, statements, invoices, billings and other information generated by or in the custody of Piccadilly relating to the Services provided pursuant to this Agreement.

     (b) Buyer acknowledges and agrees that the Services shall be provided only with respect to the Business.

     (c) Buyer represents and warrants that the Services will not be used in violation of any applicable federal, state or local law or any rules or regulations promulgated thereunder.

     (d) Each party shall (i) maintain confidential and secret all confidential information that may be disclosed by the other party in connection with the provision of the Services hereunder, (ii) restrict disclosure of such confidential information to those of its employees who have a need to know such information in order to comply with its obligations hereunder and (iii) employ the same standards of care with respect to such confidential information as it uses to protect its own confidential information. The obligations of this Section 3(d) shall survive the expiration and termination of this Agreement for a period of five years.

     Section 4. COMPENSATION.

     (a) Buyer shall reimburse Piccadilly for all actual costs of goods, services or other items purchased, leased or otherwise procured from third parties by Piccadilly for the direct benefit of the Business, to the extent such costs are paid by Piccadilly ("Direct Costs").

     (b) As compensation for the performance of the Services, Buyer shall pay to Piccadilly a monthly fee of $10,000 (the "Monthly Fee").

     (c) Piccadilly will invoice Buyer by the 15th day of each month for the Direct Costs and the Monthly Fee provided during the preceding month. All amounts shown on each invoice shall be due and payable on the last day of the month of such invoice.

     (d) In the event of a dispute as to the propriety of invoiced amounts, Buyer shall pay all undisputed amounts but shall be entitled to withhold payment of any amount in dispute and shall promptly notify Piccadilly in writing of the basis of the dispute and the amount disputed. Piccadilly shall provide Buyer with the records and supporting data with respect to the disputed amounts and the parties agree to attempt in good faith to resolve any such dispute failing which, the dispute shall be submitted to an independent accounting firm, which shall have the sole and exclusive authority to arbitrate the dispute, and whose decision shall be conclusive and binding upon the parties.

     (e) Any amounts owed by either party hereunder to the other party that remain unpaid on the due date therefor shall bear interest at a rate equal to the lesser of (i) 1% above such party's actual cost of funds or
(ii) the highest rate permitted by applicable law.

     Section 5. TERMS OF AGREEMENT: TERMINATION. This Agreement shall commence as of the date first above written and shall continue in effect until (i) the parties mutually agree in writing to terminate this Agreement or (ii) 30 days after receipt by Piccadilly of written notice from Buyer of its request to terminate this Agreement. Upon termination of this Agreement, Buyer shall be liable for all Direct Costs incurred in accordance with Section 4 prior to termination, and for the payment of the Monthly Fee through the end of the month following termination of the Agreement.

        Section 6. LIMITATION OF LIABILITY; INDEMNIFICATION.

        (a) Piccadilly makes no representation or warranty whatsoever, express or implied, with respect to the Services. In no event shall Piccadilly be liable to Buyer for (i) any loss, cost or expense resulting from any act or omission taken at the express direction of Buyer or (ii) any special, indirect or consequential damages resulting from any error or omission in the performance of the Services or from the breach of this Agreement.

        (b) Neither Piccadilly nor Buyer shall be liable for any loss or damage or any nonperformance, partial or whole, under this Agreement, caused by any strike, labor troubles, riot, act of a public enemy, insurrection, act of God, or any law, rule or regulation promulgated by any governmental body or agency, or any demand or requisition of any governmental body or agency, or any other cause beyond the control of the parties hereto.

        (c) Buyer shall reimburse, indemnify and hold harmless Piccadilly and its successors, assigns, affiliates, directors, officers, employees and agents from and against any and all judgments, losses, damages, liabilities, demands, actions, suits, taxes, charges, costs, claims, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever that may at any time be imposed on, incurred by or asserted against Piccadilly (including any claims against Piccadilly for indemnification by any such person) or any such person (whether or not indemnified by Piccadilly or any other person) in connection with any suit or proceeding, whether judicial or administrative, relating to or arising out of any acts or omissions performed or omitted by Piccadilly or any such person in connection with or arising out of the performance of the Services unless such act or omission by Piccadilly or such person constituted bad faith, willful misfeasance, gross negligence, recklessness or a willful, material breach of this Agreement.

        Section 7. RELATIONSHIP OF PARTIES.

        Nothing contained in this Agreement (a) shall constitute Piccadilly and Buyer as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on either of them, (c) shall be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other, or
(d) shall be deemed to, or in fact, create any benefit for, or impose any obligation on the parties in favor of, any person not party to this Agreement. Piccadilly shall at all times during the term hereof act as an independent contractor, and none of Piccadilly's employees, subcontractors, agents or representatives shall be considered employees of Buyer as a result of this Agreement.

        Section 8. MISCELLANEOUS.

        (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth in this Agreement. This Agreement shall not be amended, modified or supplemented except by an instrument in writing executed by each of the parties hereto.

        (b) Each of the parties hereto shall use its best efforts to take or cause to be taken, to the extent necessary, all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

        (c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery, certified or registered mail, return receipt requested or telecopy transmission with confirmation of receipt to the address of each of the parties set forth opposite the signature of such party on the signature page hereof. All notices and communications shall be deemed given upon receipt thereof.

        (d)  This   Agreement   shall  be  governed  by  and  construed  in
accordance with the internal laws of the State of Louisiana without the application of any conflicts of law principles.

        (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        (f) The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (g) In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, in whole or in part, it is the parties intention that such determination shall not be held to affect the validity or enforceability of any other provision of this Agreement, which provisions shall otherwise remain in full force and effect.

        (h) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Addresses for Notices:             PICCADILLY CAFETERIAS, INC.

3232 Sherwood Forest Boulevard
Baton Rouge, Louisiana 70817
Attn: Ronald A. LaBorde            By: /S/ RONALD A. LABORDE
                                        Name:  Ronald A. LaBorde
                                        Title:  President and Chief Executive
                                                Officer


                                   COBB INVESTMENT COMPANY, INC.
1241 Airport Road, 2nd Floor
Destin, Florida 32541
Attn: Thomas E. Kranz
                                   By:  /S/ THOMAS E. KRANZ
                                        Name:  Thomas E. Kranz
                                        Title:  Executive  Vice  President
                                                and Chief Financial Officer

                   CONSENT AND WAIVER AGREEMENT


     This Consent and Waiver Agreement (the "Waiver") dated as of March 10, 1999 is by and among Piccadilly Cafeterias, Inc., a Louisiana corporation ("Piccadilly"), Piccadilly Restaurants, Inc., a Louisiana corporation ("Restaurants" and together with Piccadilly, the "Sellers") and Cobb Investment Company, Inc., a Delaware corporation (the "Buyer").

                        W I T N E S S E T H

     WHEREAS, Sellers and Buyer have entered into that certain Stock and Asset Purchase Agreement (the "Purchase Agreement") pursuant to which Buyer has agreed to purchase (the "Purchase") all of the assets held by Sellers that are principally used in the operation of seven Ralph & Kacoo's Seafood Restaurants, including all of the issued and outstanding shares of Cajun Bayou Distributors and Management, Inc. (the "Business"); and

     WHEREAS, the Sellers and Buyer have mutually agreed that it is in the best interest of the Business that the Ralph & Kacoo's Seafood Restaurant located in Jackson, Mississippi (the "Jackson Restaurant") be closed for business prior to the closing of the Purchase; and

     WHEREAS, Buyer has consented to the closing of the Jackson Restaurant, and agrees to share with Sellers any and all expenses incurred by Sellers resulting from the closing of the Jackson Restaurant; and

     WHEREAS, Sellers and Buyer have agreed that the closing of the Jackson Restaurant should in no way affect or impede the transactions contemplated by the Purchase Agreement.

     NOW THEREFORE, the Sellers and Buyer hereby agree as follows:

     1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

     2. In accordance with Sections 6.4 and 12.2 of the Purchase Agreement, Buyer hereby consents to the closure of the Jackson Restaurant and hereby waives any and all breaches by either or both of the Sellers of any of their representations, warranties or covenants contained in the Purchase Agreement that may arise or result from the closure of the Jackson Restaurant prior to the Closing Date.

     3. Buyer also hereby acknowledges that the employees of the Jackson Restaurant listed on Schedule A attached hereto shall, effective upon the closure of the Jackson Restaurant, be excluded from the definition of Business Employees as used in the Purchase Agreement, and Schedule 10.5(a) to the Purchase Agreement is hereby deemed amended to so remove such employees.

     4. Sellers shall be responsible for any and all amounts payable to the terminated employees of the Jackson Restaurant for accrued wages or vacation benefits or any other payments that may be due such employees under Piccadilly's Employee Plans or Benefit Arrangements.

     5. Sellers and Buyer hereby acknowledge and agree that notwithstanding the closure of the Jackson Restaurant, all Acquired Assets located at, or arising from or relating to the operation of the Business at, the Jackson Restaurant, shall be conveyed to Buyer, and all Assumed Liabilities arising from the operation of the Business at the Jackson Restaurant shall be assumed by the Buyer, all in accordance with the terms of the Purchase Agreement at the Closing Date.

     6. Notwithstanding paragraph 5 above, Sellers and Buyer hereby acknowledge and agree that the Real Property Lease pertaining to the Jackson Restaurant site may be terminated prior to the Closing Date. If said Real Property Lease is so terminated, the Acquired Assets shall not include said Real Property Lease, but shall include all other Acquired Assets located at, or arising from or relating to the operation of the Business at the Jackson Restaurant. Likewise, if said Real Property Lease is terminated prior to the Closing Date, the Assumed Liabilities shall not include any liabilities arising from said Real Property Lease.

     7. Except as otherwise provided herein, the parties agree that any and all fees or expenses that may be incurred by Sellers outside the ordinary course of business as a result of the closure of the Jackson Restaurant shall be shared equally between Buyer and Sellers. Buyer and Sellers will use reasonable efforts to keep each other informed and to consult with each other as such fees or expenses are incurred.

     8. Except and solely to the extent affected hereby, all terms and conditions of the Purchase Agreement are hereby confirmed and shall continue in full force and effect.

     9. The parties may execute this Waiver in any number of counterparts each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

     10. (a) Sellers acknowledge that Buyer has been notified of a claim (the "Claim") against the assets of Piccadilly Restaurants, Inc. in connection with attempts to enforce the judgment (the "Judgment") rendered in that certain action styled Jenny G. Graves, et al. v. Piccadilly Restaurants, Inc. d/b/a Ralph and Kacoo's, et al., Civil Action No. 3:97 CV 423 LN, United States District Court, Southern District of Mississippi, Jackson Division (the "Lawsuit"). Buyer understands that Sellers, in their sole discretion, may appeal this Judgment or contest the enforcement thereof, in which event the Claim may not be finally resolved or satisfied on the Closing Date. Sellers and Buyer recognize and agree that it shall be the sole responsibility of Sellers, in their discretion, to appeal the Judgment or contest the Claim and that Buyer will require that the Acquired Assets transferred to Buyer on the Closing Date be free and clear of all liens or encumbrances securing the payment of the Judgment. However, if Sellers have not finally resolved the Claim on the Closing Date, Buyer will agree to accept the Acquired Assets subject to the Claim on the condition that Sellers provide such security as may be required by Buyer and its lender, Whitney National Bank, to assure that all asserted or threatened liens or encumbrances arising in connection with the Judgment or the Claim will be released and will in no way interfere with Buyer's interest in or operation of the Acquired Assets.

          (b) In addition to the indemnity provisions described in the Purchase Agreement, and subject to the notice and defense provisions described in Section 8.2 of the Purchase Agreement, Piccadilly shall indemnify and hold harmless the Buyer Indemnities from, and will pay to the Buyer Indemnitees the amount (net of any proceeds received by the Buyer Indemnitee from insurance or any quantifiable tax benefits in the year incurred (but giving effect to any tax detriment from receipt of indemnification proceeds), obtained) of, any loss, liability, judgment, damage, cost or expense (including interest, penalties, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") arising from or in connection with the Lawsuit. Further, any Losses connected with the Lawsuit shall not be subject to the limits on indemnity set forth in Sections 8.3 and 8.4 of the Purchase Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Waiver all as of the day and year first above written.

                                   PICCADILLY CAFETERIAS, INC.


                                   By: /S/ RONALD A. LABORDE
                                        Ronald A. LaBorde
                                        President   and   Chief   Executive
                                        Officer

                                   PICCADILLY RESTAURANTS, INC.


                                   By: /S/ RONALD A. LABORDE
                                        Ronald A. LaBorde
                                        President   and   Chief   Executive
                                        Officer

                                   COBB INVESTMENT COMPANY, INC.


                                   By: /S/ THOMAS E. KRANZ
                                        Thomas E. Kranz
                                        Executive Vice President and
                                        Chief Financial Officer

                   MANAGEMENT SERVICES AGREEMENT


     THIS MANAGEMENT SERVICES AGREEMENT (this "Agreement"), dated and effective as of March 30, 1999, is by and between Piccadilly Restaurants, Inc., a Louisiana corporation ("Piccadilly") and Cobb Investment Company, Inc., a Delaware corporation ("Buyer").

                       W I T N E S S E T H :

     WHEREAS, pursuant to the terms of the Stock and Asset Purchase Agreement dated as of January 15, 1999 (the "Purchase Agreement") by and among the parties hereto and Piccadilly Cafeterias, Inc., Buyer purchased on the date hereof (the "Closing Date") the assets used exclusively in the operation of seven Ralph & Kacoo's seafood restaurants (the "Business"), and 98 shares of common stock of Cajun Bayou Distributors and Management, Inc., a Louisiana corporation that owns certain other assets used exclusively in the operation of the Business;

     WHEREAS, Buyer has not yet obtained its liquor licenses for the five Ralph & Kacoo's seafood restaurants located in Louisiana (collectively, the "Louisiana Restaurants" and each a "Louisiana Restaurant"), more particularly described as follows:

     (i)  6110 Bluebonnet Boulevard, Baton Rouge, Louisiana 70809;

     (ii) 519 Toulouse Street, New Orleans, Louisiana 70130;

     (iii)601 Veterans Memorial Boulevard, Metairie, Louisiana 70005;

     (iv) 7110 Airline Highway, Baton Rouge, Louisiana 70805; and

     (v)  1700 Old Minden Road, #141, Bossier City, Louisiana 71111;

     WHEREAS, Buyer desires that Piccadilly continue to provide management services for the Louisiana Restaurants (the "Management Services") as more fully described in Section 2 below, on a temporary basis until such time as Buyer is able to obtain liquor licenses for the Louisiana Restaurants; and

     WHEREAS, Piccadilly is willing to provide the Management Services to the Louisiana Restaurants upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. RIGHTS AND DUTIES OF PICCADILLY.

     (a) Upon the terms and subject to the conditions set forth herein, Piccadilly agrees from and after the date hereof to provide the Management Services to the Louisiana Restaurants.

     (b) In furtherance of its obligations provided for in paragraph (a), and notwithstanding anything to the contrary in the Purchase Agreement (in particular, Section 10.5 thereof), at the Closing the five Senior Managers and the two District Managers listed on Exhibit A hereto (collectively, the "Managers") shall not be terminated as employees of Piccadilly and shall continue to be employees of Piccadilly until each such person's employment is terminated as provided in Section 6 hereto. Piccadilly shall continue to pay each Manager the salary, and provide any benefits, that each such Manager currently enjoys during the term of the continuation of such Manager's employment hereunder.

     (c) Piccadilly shall maintain insurance coverage covering the Managers, including but not limited to, worker's compensation coverage and general liability coverage, the cost of which shall be reimbursed by Buyer.

     (d) Piccadilly and Buyer acknowledge and agree that the nature, scope and quality of the Management Services shall be as set forth in this Agreement and as has been provided by Piccadilly to the Louisiana Restaurants prior to the Closing Date.

     (e) Todd Gerald, one of the District Managers listed on Exhibit A, is responsible for management of the two Louisiana Restaurants located in Baton Rouge, and is also responsible for the supervision of the Ralph & Kacoo's restaurant located in Birmingham, Alabama (the "Birmingham Restaurant"). Although Piccadilly will not be providing Management Services to the Birmingham Restaurant, the salary and employee benefits paid to Todd Gerald by Piccadilly under Section 1(b) above will include, in part, compensation for the management supervision services provided to the Birmingham Restaurant by Todd Gerald. Notwithstanding anything herein to the contrary, Piccadilly and Buyer acknowledge and agree that Buyer will reimburse Piccadilly for the full amount of any compensation, benefits or other costs paid by Piccadilly to Todd Gerald or as a result of Todd Gerald's employment by Piccadilly during the term of this Agreement.

     Section 2. DESCRIPTION OF SERVICES. Piccadilly and Buyer agree that Piccadilly shall provide Management Services pertaining to the Louisiana Restaurants for the benefit of Buyer as follows:

     (a) the services of the five Senior Managers listed on Exhibit A at each of the Louisiana Restaurants, each of whom will manage the day-to-day operations of the applicable Louisiana Restaurant at which he or she was employed immediately prior to the date hereof and the two District Managers listed on Exhibit A, each of whom will supervise the management of the applicable Louisiana Restaurants indicated on Exhibit A; and

     (b) such other services as may mutually be agreed upon by the parties hereto.

     Section 3.  ADMINISTRATION OF SERVICES.

     (a) Piccadilly shall have reasonable access to all data, records, files, statements, invoices, billings and other information generated by or in the custody of Buyer relating to the Management Services provided pursuant to this Agreement, and other information reasonably requested by Piccadilly that is necessary or advisable to allow Piccadilly to perform the Management Services contemplated by this Agreement.

     (b) Buyer acknowledges and agrees that the Management Services shall be provided only with respect to the Louisiana Restaurants.

     (c) Buyer shall have the right to provide direction and supervision to Managers in such manner that the Management Services will not be used in violation of any applicable federal, state or local law or any rules or regulations promulgated thereunder.

     (d) Each party shall (i) maintain confidential and secret all confidential information that may be disclosed by the other party in connection with the provision of the Management Services hereunder, (ii) restrict disclosure of such confidential information to those of its employees who have a need to know such information in order to comply with its obligations hereunder and (iii) employ the same standards of care with respect to such confidential information as it uses to protect its own confidential information. The obligations of this Section 3(d) shall survive the expiration and termination of this Agreement for a period of five years.

     Section 4. COMPENSATION.

     (a) Buyer shall reimburse Piccadilly for all actual costs incurred by Piccadilly in providing the Management Services, including, but not limited to the salaries of the Managers, payroll taxes, any employment benefits such Managers receive from Piccadilly, travel expenses of the Managers, and insurance premiums, such as general liability and worker's compensation, to the extent such costs are paid and reasonably documented by Piccadilly ("Direct Costs").

     (b) Piccadilly will invoice Buyer by the 15th day of each month for the Direct Costs provided during the preceding month. All amounts shown on each invoice shall be due and payable on the last day of the month of such invoice.

     (c) In the event of a dispute as to the propriety of invoiced amounts, Buyer shall pay all undisputed amounts but shall be entitled to withhold payment of any amount in dispute and shall promptly notify Piccadilly in writing of the basis of the dispute and the amount disputed. Piccadilly shall provide Buyer with the records and supporting data with respect to the disputed amounts and the parties agree to attempt in good faith to resolve any such dispute failing which, the dispute shall be submitted to an independent accounting firm, which shall have the sole and exclusive authority to arbitrate the dispute, and whose decision shall be conclusive and binding upon the parties.

     (d) Any amounts owed by either party hereunder to the other party that remain unpaid on the due date therefor shall bear interest at a rate equal to the lesser of (i) 1% above such party's actual cost of funds or
(ii) the highest rate permitted by applicable law.

     Section 5. TERMS OF AGREEMENT: TERMINATION. This Agreement shall commence as of the date first above written and shall continue in effect until (i) with respect to each Louisiana Restaurant, Buyer shall have received a liquor license for that Louisiana Restaurant, at which time the Agreement shall terminate as to that Louisiana Restaurant; (ii) the parties mutually agree in writing to terminate this Agreement; or (iii) 30 days after receipt by either party of written notice from the other party of its request to terminate this Agreement. Upon termination of this Agreement, Buyer shall be liable for all Direct Costs incurred in accordance with
Section 4 prior to termination.

        Section 6. EFFECT OF TERMINATION. Immediately upon termination of the Agreement, whether terminated in full or terminated with respect to one or more individual Louisiana Restaurant(s), the employment by Piccadilly of the Senior Manager(s) of the Louisiana Restaurant(s) as to which such termination is effected shall, in accordance with Section 10.5 of the Purchase Agreement, be terminated. Further, the employment by Piccadilly of each District Manager shall terminate upon the termination of this Agreement as to all of the Louisiana Restaurants that the particular District Manger supervises. Upon such termination of employment of the Managers, such Manager or Managers shall become employees of Buyer, and shall thereafter have the same rights and benefits of the Business Employees, as that term is defined in the Purchase Agreement.

        Section 7. LIMITATION OF LIABILITY; INDEMNIFICATION.

        (a) Piccadilly makes no representation or warranty whatsoever, express or implied, with respect to the Management Services. In no event shall Piccadilly be liable to Buyer for (i) any loss, cost or expense resulting from any act or omission by the Managers taken at the express direction of Buyer or (ii) any special, indirect or consequential damages resulting from any error or omission by the Managers in the performance of the Management Services or from the breach of this Agreement.

        (b) Neither Piccadilly nor Buyer shall be liable for any loss or damage or any nonperformance, partial or whole, under this Agreement, caused by any strike, labor troubles, riot, act of a public enemy, insurrection, act of God, or any law, rule or regulation promulgated by any governmental body or agency, or any demand or requisition of any governmental body or agency, or any other cause beyond the control of the parties hereto.

        (c) Buyer shall reimburse, indemnify and hold harmless Piccadilly and its successors, assigns, affiliates, directors, officers, employees and agents from and against any and all judgments, settlements, losses, damages, attorneys' fees (both defense fees and statutory attorney fees to prevailing parties), liabilities, demands, actions, suits, taxes, charges, costs, claims, expenses and disbursements of any kind and nature whatsoever that may at any time be imposed on, incurred by or asserted against Piccadilly (including any claims against Piccadilly for indemnification by any such person) or any such person (whether or not indemnified by Piccadilly or any other person) in connection with any suit or proceeding, whether judicial or administrative, relating to or arising out of any acts or omissions performed or omitted by Piccadilly or the Managers or any such person in connection with or arising out of the performance of the Management Services unless such act or omission by Piccadilly or the Managers constituted a willful, material breach of this Agreement.

        Section 8. RELATIONSHIP OF PARTIES.

        Nothing contained in this Agreement (a) shall constitute Piccadilly and Buyer as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on either of them, (c) shall be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other, or
(d) shall be deemed to, or in fact, create any benefit for, or impose any obligation on the parties in favor of, any person not party to this Agreement. Piccadilly and the Managers shall at all times during the term hereof act as independent contractors, and none of Piccadilly's employees, subcontractors, agents or representatives or the Managers shall be considered employees of Buyer as a result of this Agreement.

        Section 9. MISCELLANEOUS.

        (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth in this Agreement. This Agreement shall not be amended, modified or supplemented except by an instrument in writing executed by each of the parties hereto.

        (b) Each of the parties hereto shall use its best efforts to take or cause to be taken, to the extent necessary, all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

        (c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery, certified or registered mail, return receipt requested or telecopy transmission with confirmation of receipt to the address of each of the parties set forth opposite the signature of such party on the signature page hereof. All notices and communications shall be deemed given upon receipt thereof.

        (d)  This   Agreement   shall  be  governed  by  and  construed  in
accordance with the internal laws of the State of Louisiana without the application of any conflicts of law principles.

        (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        (f) The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (g) In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, in whole or in part, it is the parties intention that such determination shall not be held to affect the validity or enforceability of any other provision of this Agreement, which provisions shall otherwise remain in full force and effect.

        (h) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Addresses for Notices:             PICCADILLY RESTAURANTS, INC.

3232 Sherwood Forest Boulevard
Baton Rouge, Louisiana 70817
Attn: Ronald A. LaBorde            By:  /S/ RONALD A. LABORDE
                                        Name:  Ronald A. LaBorde
                                        Title:  President and Chief Executive
                                                Officer


                                   COBB INVESTMENT COMPANY, INC.
1241 Airport Road, 2nd Floor
Destin, Florida 32541
Attn: Thomas E. Kranz
                                   By:  /S/ THOMAS E. KRANZ
                                        Name:  Thomas E. Kranz
                                        Title:  Executive  Vice  President
                                                and Chief Financial Officer

         ALL EXHIBITS AND SCHEDULES INTENTIONALLY OMITTED